LOAN AGREEMENT

                                      AMONG

                                 IMMUCOR, INC.,

                          DOMINION BIOLOGICALS LIMITED,

                                       AND

                      IMMUCOR MEDIZINISCHE DIAGNOSTIK GMBH,
                                  AS BORROWERS,

                                       AND

                 WACHOVIA BANK, NATIONAL ASSOCIATION, AS LENDER,

                          DATED AS OF FEBRUARY 23, 2001

                                TABLE OF CONTENTS



1.       DEFINITIONS, TERMS AND REFERENCES...................................1
         1.1.     Certain Definitions........................................1
         1.2      Use of Defined Terms......................................16
         1.3      Accounting Terms..........................................16
         1.4      UCC Terms.................................................16
         1.5      Terminology...............................................16

2.       FINANCING..........................................................17
         2.1      Extensions of Credit......................................17
                  2.1.1      U.S. Line of Credit............................17
                  2.1.2      Temporary Line of Credit.......................17
                  2.1.3      Canadian Line of Credit........................18
                  2.1.4      German Line of Credit..........................18
                  2.1.5      Aggregate Limitation on Advances Under
                             Lines of Credit................................19
                  2.1.6      Term Loan A....................................19
                  2.1.7      Term Loan B....................................19
                  2.1.8      CAD Term Loan..................................19
         2.2      Interest and Other Charges................................20
                  2.2.1      Interest at Applicable Rate....................20
                  2.2.2      Fees...........................................22
                  2.2.3      Capital Adequacy...............................24
                  2.2.4      Usury Savings Provisions.......................24
                  2.2.5      Margin Stock Savings Provisions................24
                  2.2.6      Increased Cost.................................24
         2.3      General Provisions as to Payments.........................25
                  2.3.1      Method of Payment..............................25
                  2.3.2      Application of Payment.........................25
         2.4      Mandatory Term Loan Prepayments...........................25
         2.5      Payments to be Made Free of Taxes.........................25
         2.6      Failure to Pay in Foreign Currency........................26
         2.7      Funding Indemnification...................................26
         2.8      U.S. Borrower Guaranty....................................26

3.       REPRESENTATIONS AND WARRANTIES.....................................28
         3.1      Existence and Qualification...............................28
         3.2      Authority; Validity and Binding Effect....................28
         3.3      Incumbency and Authority of Signing Officer...............28
         3.4      No Material Litigation....................................28
         3.5      Taxes.....................................................28
         3.6      Capital Stock.............................................28
         3.7      Corporate Organization....................................29
         3.8      Insolvency................................................29
         3.9      Title.....................................................29
         3.10     Margin Stock..............................................29
         3.11     No Violations.............................................29
         3.12     Financial Statements......................................29
         3.13     Pollution and Environmental Control.......................29
         3.14     Possession of Permits.....................................29
         3.15     Subsidiaries..............................................30
         3.16     Employee Benefit Plans....................................30
         3.18     Reaffirmation.............................................30

4.       AFFIRMATIVE COVENANTS..............................................30
         4.1      Right to Inspect..........................................30
         4.2      Financial and Other Reporting.............................30
                  4.2.1      U.S. Borrower's Monthly Statement..............30
                  4.2.2      U.S. Borrower's Quarterly Statement............30
                  4.2.3      Borrower's Annual Statement....................30
                  4.2.4      Management Letters, Etc........................31
                  4.2.5      SEC Filings and Press Releases.................31
                  4.2.6      Default Notices................................31
                  4.2.7      Certificate of No Default......................31
                  4.2.8      Budget.........................................31
                  4.2.9      Certain Required Notices.......................31
                  4.2.10     Borrowing Base Certificate and Other Collateral
                             Reports........................................31
                  4.2.11     Other Documents or Information.................32
         4.3      Payment of Taxes..........................................32
         4.4      Maintenance of Insurance..................................32
         4.5      Maintenance of Property...................................32
         4.6      Preservation of Corporate Existence.......................32
         4.7      Compliance With Laws......................................32
         4.8      Certain Post-Closing Matters..............................32

5.       NEGATIVE COVENANTS.................................................33
         5.1      Liens.....................................................33
         5.2      Debt......................................................33
         5.3      Contingent Liabilities....................................34
         5.4      Dividends.................................................34
         5.5      Redemptions...............................................34
         5.6      Restricted Investments....................................34
         5.7      Mergers...................................................34
         5.8      Affiliate Transactions....................................34
         5.9      Subsidiaries..............................................34
         5.10     Fiscal Year...............................................34
         5.11     Disposition of Assets.....................................35
         5.12     Employee Benefit Plans....................................35
         5.13     Excluded Subsidiaries.....................................35
         5.14     Certain Capital Expenditures..............................35

6.       FINANCIAL COVENANTS................................................35
         6.1      Fixed Charge Coverage Ratio...............................35
         6.2      Funded Debt/EBITDA Ratio..................................35
         6.3      Leverage Ratio............................................36
         6.4      Interest Coverage Ratio...................................36

7.       EVENTS OF DEFAULT..................................................36
         7.1      Obligations...............................................36
         7.2      Misrepresentations........................................37
         7.3      Certain Covenants.........................................37
         7.4      Other Covenants...........................................37
         7.5      Other Debts...............................................37
         7.6      Voluntary Bankruptcy......................................37
         7.7      Involuntary Bankruptcy....................................37
         7.8      Judgments.................................................37
         7.9      Material Adverse Effect...................................37
         7.10     Change of Control.........................................37
         7.11     Change in Management......................................38
         7.11     Change in Management......................................38

8.       REMEDIES 37
         8.1      Acceleration of the Obligations...........................38
         8.2      Default Rate..............................................38
         8.3      Other Remedies............................................38
         8.4      Set Off...................................................38

9.       MISCELLANEOUS......................................................39
         9.1      Waiver....................................................39
         9.2      Governing Law.............................................39
         9.3      Survival..................................................39
         9.4      No Assignment by Borrower.................................39
         9.5      Counterparts..............................................39
         9.6      Reimbursement.............................................39
         9.7      Successors and Assigns....................................40
         9.8      Severability..............................................40
         9.9      Notices...................................................40
         9.10     Entire Agreement; Amendments..............................40
         9.11     Time of Essence...........................................40
         9.12     Interpretation............................................40
         9.13     Lender Not a Joint Venturer...............................40
         9.14     Jurisdiction..............................................40
         9.15     Acceptance................................................41
         9.16     Payment on Non-Business Days..............................41
         9.17     Cure of Defaults by Lender................................41
         9.18     Recitals..................................................41
         9.19     Sole Benefit..............................................41
         9.20     Indemnification...........................................41
         9.21     Jury Trial Waiver.........................................41
         9.22     Judgment Currency.........................................41

10.      CONDITIONS PRECEDENT...............................................42
         10.1     Conditions to Initial Loans...............................42
                  10.1.1     Loan Documents.................................42
                  10.1.2     Reserved.......................................42
                  10.1.3     No Default.....................................42
                  10.1.4     Secretary's Certificate........................42
                  10.1.5     Good Standing Certificates.....................42
                  10.1.6     Articles/By-Laws...............................43
                  10.1.7     Solvency Certificate...........................43
                  10.1.8     Opinion of Counsel.............................43
                  10.1.9     Telephone Instruction Letter...................43
         10.2     Conditions to all Loans...................................43
                  10.2.1     Representations and Warranties.................43
                  10.2.2     Material Adverse Effect........................43
                  10.2.3     Default Condition or Event of Default..........43
                  10.2.4     Actions or Proceedings.........................43
                  10.2.5     No Violation of Law............................43

EXHIBIT A      ....-        Form of Master Note
EXHIBIT B      ....-        Form of CAD Term Note
EXHIBIT C-1    ....-        Form of Term Note A
EXHIBIT C-2    ....-        Form of Term Note B
EXHIBIT D-1    ... -        Form of Guaranty
EXHIBIT D-2    ... -        Form of Stock Pledge Agreement
EXHIBIT E      ....-        Not Used
EXHIBIT F      ....-        Form of Certificate of No Default
EXHIBIT G      ....-        Form of Secretary's Certificate (Borrower)
EXHIBIT H      ....-        Form of Secretary's Certificate (Guarantor)
EXHIBIT I      ....-        Form of Solvency Certificate
EXHIBIT J      ....-        Form of Opinion of Counsel
EXHIBIT K      ....-        Form of Telephone Instruction Letter
EXHIBIT L      ....-        Form of Borrowing Base Certificate

Schedule 1.1A  ....         Existing Credit Facilities and Foreign Credit
                            Facility Liens
Schedule 1.1B .....         Existing Capital Leases
Schedule 3.4  .....-        Material Litigation
Schedule 3.15 .....-        Subsidiaries
Schedule 3.16 .....-        Employee Benefit Plans

                                 LOAN AGREEMENT

PREAMBLE. THIS AGREEMENT, made, entered into and effective as of February 23, 2001 by and between IMMUCOR, INC., a Georgia corporation ("U.S. Borrower"), DOMINION BIOLOGICALS LIMITED, the successor by amalgamation to 3000524 Nova Scotia Limited and itself a corporation incorporated under the laws of Canada ("Canadian Borrower"), and IMMUCOR MEDIZINISCHE DIAGNOSTIK GMBH, a corporation incorporated under the laws of the Federal Republic of Germany ("German Borrower"; U.S. Borrower, Canadian Borrower and German Borrower, individually and collectively, "Borrower"), as borrowers, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as lender ("Lender").

                              W I T N E S S E T H :

     WHEREAS, the U.S. Borrower and Lender are parties to a certain Loan Agreement, dated as of October 27, 1998 (as amended or modified to date, the "U.S. Loan Agreement"), pursuant to which Lender has made available to the U.S. Borrower the "Line of Credit", the "Acquisition Term Loans", the "Additional Term Loans", the "Second Additional Term Loan" the "Third Additional Term Loan" and the "Fourth Additional Term Loans" (as such terms are defined therein); and

     WHEREAS, the Canadian Borrower and Lender are parties to a certain Credit Agreement, dated as of December 10, 1996 (as amended or modified to date, the "Canadian Loan Agreement"), pursuant to which Lender has made available to the Canadian Borrower a certain line of credit described therein; and

     WHEREAS, the German Borrower and Lender are parties to a certain Credit Agreement, dated as of March 27, 1995 (as amended or modified to date, the "German Loan Agreement"; the U.S. Loan Agreement, the Canadian Loan Agreement and the German Loan Agreement, collectively, the "Existing Loan Agreements"), pursuant to which Lender has made available to the German Borrower a certain line of credit described therein; and

     WHEREAS, the U.S. Borrower has guaranteed to Lender the payment and performance by the Canadian Borrower and the German Borrower, each of which is a wholly-owned subsidiary of the U.S. Borrower, of their respective obligations under the Canadian Loan Agreement and the German Loan Agreement; and

     WHEREAS, Borrower and Lender have agreed to amend in certain respects the provisions of the Existing Loan Agreements; and

     WHEREAS, Borrower and Lender wish to enter into this Agreement in order to effect such amendments and to restate the Existing Loan Agreements, as so amended, in their entireties, as a single combined agreement; and

     WHEREAS, in accordance with the foregoing, this Agreement shall constitute an amendment and restatement, in their entireties, of the Existing Loan Agreements;

     NOW, THEREFORE, to induce Lender to enter into this Agreement, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

          1. DEFINITIONS, TERMS AND REFERENCES

     1.1 Certain Definitions. In addition to such other terms as elsewhere defined herein, as used in this Agreement or in any Exhibits hereto, the following terms shall have the following meanings:

     "Accounts Receivable" shall mean and include all accounts, instruments, investment property and chattel paper of each Borrower and its Subsidiaries, including, without limitation, all rights of each Borrower and its Subsidiaries to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, and together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising.

     "Adjusted Canadian Interbank Offered Rate" shall mean, with respect to each Interest Period, the sum of (i) the rate obtained by dividing (A) the Canadian Interbank Offered Rate for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) a percentage sufficient to compensate Lender for the cost of complying with any reserves, liquidity and/or special deposit requirements of any other foreign governmental or regulatory authority directly or indirectly affecting the maintenance or funding of any Advance under the Canadian Line of Credit or the CAD Term Loan.

     "Adjusted German Interbank Offered Rate" shall mean, with respect to each Interest Period, the sum of (i) the rate obtained by dividing (A) the German Interbank Offered Rate for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) a percentage sufficient to compensate Lender for the cost of complying with any reserves, liquidity and/or special deposit requirements of any other foreign governmental or regulatory authority directly or indirectly affecting the maintenance or funding of any Advance under the German Line of Credit.

     "Advance" shall mean an advance of borrowed funds made by Lender to or on behalf of a Borrower under a Line of Credit.

     "Affiliate" shall mean, with respect to any Person, any Person Controlling, Controlled by or under common Control with such Person or any director, officer or employee of such Person.

     "Agreement" shall mean this Loan Agreement, as it may be amended or supplemented from time to time.

     "Applicable Margin" shall have the meaning given such term in Section 2.2.1(b).

     "Applicable Rate" shall mean the interest rate per annum payable on the Obligations, as is defined and more particularly described in Section 2.2.1.

     "Bank Products" shall mean any one or more of the following types of services offered at any time or from time to time to any Credit Party by Lender (or any Affiliate of Lender in reliance on Lender's agreement to indemnify such Affiliate): (a) credit cards; (b) cash management or related services, including the automated clearinghouse transfer of funds; (c) Interest Rate Protection Agreements; (d) letters of credit; (e) bankers' acceptances; (f) foreign exchange; and (g) other derivative products.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as it may be amended from time to time.

     "Barbados Subsidiary" shall mean Immucor Trading Company, a company organized under the laws of Barbados.

     "BCA" shall mean BCA Acquisition Corporation, a corporation organized under the laws of the State of Georgia.

     "Belgian Subsidiary" shall mean Immucor Acquisitions, Inc., S.A., a company organized under the laws of Belgium.

     "Borrower" shall have the meaning given to such term in the preamble to this Agreement.

     "Borrowing Base" shall mean the aggregate of the following amounts: (i) an amount equal to eighty-five percent(85%)of the Dollar value of Eligible Domestic Entity Accounts plus (ii) an amount equal to forty-five percent (45%) of the Dollar value of Eligible Foreign Entity Accounts plus (iii) an amount equal to the lesser of (A) fifty percent (50%) of the Dollar value of Eligible Inventory or (B) fifty percent (50%) of the amount of Advances outstanding pursuant to the preceding clauses (i) and (ii) minus (iii) Borrowing Base Reserves.

     "Borrowing Base Reserves" shall mean reserves: (i) for costs, expenses and liabilities incurred by Lender which Lender is authorized to charge to any Borrower pursuant to this Agreement or any of the other Loan Documents, to the extent not paid in full when due; (ii) with respect to any Borrower's debt service to Lender and other creditors holding Funded Debt from time to time, to the extent not paid when due; (iii) for sales, excise or similar taxes and returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to any accounts; (iv) for landlord rents past due or owing for any locations of Collateral where no landlord's lien waiver agreement exists; and (v) for such other or additional matters as Lender in the good faith exercise of its credit judgment may elect to impose reserves from time to time.

     "Borrowings" shall mean advances of borrowed funds made hereunder to or on behalf of Borrower.

     "Business Day" shall mean a day on which Lender is open for the conduct of banking business at its principal office in Atlanta, Georgia; provided, however, that for purposes of determining the timing of requests for, and establishing the Applicable Rate, on LIBOR Borrowings, "Business Day" shall mean, additionally, (i) in the case of LIBOR Borrowings under the U.S. Line of Credit, the Temporary Line of Credit, the Term Loan A or the Term Loan B, any day on which dealings with Dollar deposits are also being carried out by Lender in the London interbank Eurodollar market, (ii) in the case of LIBOR Borrowings under the Canadian Line of Credit or the CAD Term Loan, any day on which dealings with CAD deposits are also being carried out by Lender in the Toronto interbank market, and (iii) in the case of LIBOR Borrowings under the German Line of Credit, any day on which dealings with DM deposits are also being carried out by Lender in the Frankfurt interbank market.

     "CAD" "Cn. Dollars" and "Cn$" shall mean dollars in the lawful currency of Canada.

     "CAD Term Loan" shall mean the term loan heretofore made by Lender to the U.S. Borrower pursuant to the U.S. Loan Agreement and identified therein as the "Third Additional Term Loan", the outstanding principal balance of which on the date hereof is the Dollar Equivalent of 3,827,333.34 Cn$.

     "CAD Term Note" shall mean the term promissory note, dated as of even date herewith, made by the U.S. Borrower in favor of Lender, as amended or supplemented from time to time, in the stated principal amount equal to the outstanding principal balance of the CAD Term Loan on the date hereof, together with any renewals or extensions thereof. The CAD Term Note executed and delivered by the U.S. Borrower on the date hereof shall constitute an extension and renewal of that certain term note, dated as of December 20, 1999, made by the U.S. Borrower in favor of Lender. The CAD Term Note shall be substantially in the form of Exhibit B.

     "Canadian Borrower" shall have the meaning given to such term in the preamble to this Agreement.

     "Canadian Interbank Offered Rate" means, for any Interest Period, the offered rate for deposits in CAD for a term comparable to such Interest Period and in an amount comparable to the Loan (or portion thereof) to which such Interest Period relates, as such offered rate appears on Telerate page 3750 as of 11:00 A.M. (London, England time) on the Interest Rate Determination Date applicable to such Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Lender from any other interest rate reporting service of recognized standing designated in writing by the Lender to the Borrower.

     "Canadian Line of Credit" shall refer to the line of credit made available by Lender to the Canadian Borrower pursuant to the provisions of Section 2.1.3.

     "Canadian Line of Credit Limit" shall mean 6,200,000 Cn$, subject to reduction by the Canadian Borrower pursuant to Section 2.1.3.

     "Canadian Line of Credit Termination Date" shall mean the earliest to occur of the following dates: (i) the date on which pursuant to Section 8, Lender terminates the Canadian Line of Credit (or the Canadian Line of Credit is deemed automatically terminated subsequent to the occurrence of an Event of Default),
(ii) the effective date of the Canadian Borrower's irrevocable termination of the Canadian Line of Credit pursuant to Section 2.1.3; or (iii) February 28, 2003.

     "Canadian Loan Agreement" shall have the meaning given to such term in the recitals to this Agreement.

     "Canadian Master Note" shall mean the master promissory note of even date herewith, made by the Canadian Borrower in favor of Lender, as amended or supplemented from time to time, in a stated principal amount equal to the Canadian Line of Credit, evidencing Advances to be obtained by the Canadian Borrower under the Canadian Line of Credit, together with any renewals or extensions thereof, in whole or in part. The Canadian Master Note shall be substantially in the form of Exhibit A, with appropriate insertions.

     "Capital Expenditures" shall mean all expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

     "Capital Lease" shall mean any lease of property that, in accordance with GAAP, should be reflected as a liability on the balance sheet of a Person.

     "Closing Date" shall mean the date on which all of the conditions precedent specified in Section 10.1 are fulfilled (or waived in writing by Lender) and this Agreement becomes effective.

     "Collateral" shall mean any property of any Credit Party which hereafter may secure any or all of the Obligations. Without limitation, the Collateral shall include all of the "Collateral", as that term is defined in the Security Agreement.

     "Consolidated Subsidiaries" shall mean those Subsidiaries of the U.S. Borrower existing from time to time which, for purposes of GAAP, are required to be consolidated for financial reporting purposes.

     "Control", "Controlled" or "Controlling" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise; provided, however, that, in any event, any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or other entity shall be deemed to "Control" such corporation or other entity for purposes of this Agreement.

     "Credit Parties" shall mean, collectively, the U.S. Borrower, the Canadian Borrower, the German Borrower and each other Subsidiary of the U.S. Borrower.

     "Debt" shall mean all liabilities, obligations and indebtedness of a Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, and whether primary, secondary, direct, contingent, fixed or otherwise, including, without in any way limiting the generality of the foregoing: (i) all obligations, liabilities and indebtedness secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any Capital Lease, conditional sale or other title retention agreement; (iii) all accrued pension fund and other employee benefit plan obligations and liabilities; (iv) all Guaranteed Obligations; (v) any liabilities under, or associated with, interest rate protection agreements; (vi) all deferred taxes; and (v) all reimbursement obligations with respect to letters of credit.

     "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Default Rate" shall mean that interest rate per annum equal to two percent (2%) per annum in excess of the Applicable Rate otherwise payable on any Obligation.

     "Distributions" shall mean, with respect to any Person and for any fiscal period, all dividends or other distributions paid or made by such Person during such period with respect to any class of its capital stock or other equity interests (other than any such dividends or distributions payable solely in such stock or interests) together with any and all other payments made by such Person during such period to purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or other equity interests.

     "DM" shall mean German Deutsche Marks.

     "Dollar Equivalent" shall mean, with respect to any monetary amount in CAD or DM, at any time for the determination thereof, the amount of Dollars obtained by converting such amount of CAD or DM, as applicable, into Dollars at the spot rate for the purchase of Dollars with CAD or DM, as applicable, as quoted by the Lender at approximately 11:00 a.m. London time, on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date which is two (2) Business Days prior to such determination.

     "Dollars" or "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of the U.S. Borrower which is not a Foreign Subsidiary. On the Closing Date, the Domestic Subsidiaries are Gamma, Gamma International and BCA.

     "Dutch Subsidiary" shall mean Gamma Biologicals B.V., a company organized under the laws of the Netherlands.

     "EBIT" shall mean, with respect to any Person and for any fiscal period, such Person's net income (or loss) before interest and taxes, all as determined on a consolidated basis.

     "EBITDA" shall mean, with respect to any Person and for any fiscal period, the sum (without duplication) of such Person's (i) net income (or loss) before interest and taxes, plus (ii) to the extent deducted in determining such net income (or loss), depreciation, amortization or other similar non-cash charges, minus (iii) to the extent recognized in determining such net income (or loss), extraordinary gains, minus (iv) to the extent recognized in determining such net income (or loss), non-operating gains (including without limitation currency gains), all as determined on a consolidated basis.

     "EBITDAR" shall mean, with respect to any Person and for any fiscal period, the sum of such Person's EBITDA plus, to the extent deducted in determining such EBITDA, such Person's rental expense, all as determined on a consolidated basis.

     "Eligible Accounts" shall mean, collectively, the Eligible Domestic Entity Accounts and the Eligible Foreign Entity Accounts.

     "Eligible Domestic Entity Accounts" shall mean that portion of the Accounts Receivable of the U.S. Borrower, the Domestic Subsidiaries existing on the Closing Date and, subject to the proviso hereto, the Canadian Borrower consisting of trade accounts receivable actually owing to such Borrower or such Subsidiary by its account debtors subject to no counterclaim, defense, setoff or deduction, provided, however, that, except in the case of Accounts Receivable of the Canadian Borrower prior to April 30, 2001, such Accounts Receivable are at all times subject to a duly perfected, first priority security interest in favor of Lender, subject only to any Permitted Encumbrances (other than Foreign Credit Facility Liens), excluding, however, in any event, any such account:

     (i) which is outstanding more than ninety (90) days after the invoice date or sixty (60) days after the due date;

     (ii) which is owing by any Subsidiary or other Affiliate of Borrower;

     (iii) which is owing by any account debtor having fifty percent (50%) or more in face value of its then existing accounts with Borrower and Borrower's Subsidiaries, collectively, ineligible under this Agreement;

     (iv) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act or any other similar law of any Governmental Authority unless all rights with respect to such account have been assigned to Lender on terms acceptable to Lender pursuant to such Act;

     (v) which is owing by any account debtor whose accounts, in face amount, with Borrower and Borrower's Subsidiaries, exceed ten percent (10%) of all then Eligible Accounts (as determined by Lender in its sole discretion), but only to the extent of such excess;

     (vi) unless otherwise determined by Lender in its sole discretion, which is owed by, billed to, or will be paid by an account debtor with its principal office, assets or place of business outside the United States or Canada (excluding Quebec) unless such account is secured by an irrevocable letter of credit which is payable in Dollars, issued and confirmed by a bank acceptable to Lender in a form and substance satisfactory to Lender and, if requested by Lender, such letter of credit and the amounts payable thereunder is collaterally assigned to Lender;

     (vii) which is subject to a "bill and hold" arrangement; i.e., where the account debtor has been invoiced but the goods have not yet been shipped;

     (viii) which is owing by any account debtor which is the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law of any Governmental Authority, whether domestic or foreign, or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property;

     (ix) which arises from the sale of any Inventory that is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

     (x) with respect to which the account debtor's executive office is located in the State of New Jersey, Minnesota, West Virginia or any other State imposing similar conditions to the right of a creditor to collect accounts, unless (A) the applicable Borrower or the applicable Subsidiary has filed a notice of business activities report, or such other similar report required by such State, with the appropriate officials of such State for the then current year, or (B) such account debtor has substantial assets located, respectively, outside of the States of New Jersey, Minnesota, West Virginia or such other State, as the case may be;

     (xi) which is owed by, billed to, or will be paid by an account debtor located in the State of Alabama or any other State the laws of which deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless the applicable Borrower or the applicable Subsidiary has qualified as a foreign corporation authorized to do business in Alabama or such State or has filed such required reports;

     (xii) which arises from (A) the sale of goods which have not been delivered and accepted by the account debtor, or (B) services which have not been performed by a Borrower or a Subsidiary and accepted by the Account Debtor;

     (xiii) which is owing by any Account Debtor with respect to which any Borrower or Subsidiary has determined for any reason not to continue selling goods to or performing services for on open account;

     (xiv) which is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

     (xv) with respect to which a Borrower or Subsidiary has made an agreement with the account debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the applicable period set forth in clause (i) in this definition;

     (xvi) in which any Borrower or Subsidiary is indebted in any manner to the account debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an account debtor by a Borrower or Subsidiary in the ordinary course of its business; provided; however, that, notwithstanding the foregoing, if a Borrower or a Subsidiary is indebted in any manner to an account debtor, such account debtor's account shall be ineligible under this clause only to the extent of the amount of such indebtedness;

     (xvii) which constitutes retainage or arises under a bonded contract;

     (xviii) which is being financed by or is subject to a Lien in favor of any other lender; or

     (xix)  which  has  otherwise  been  determined  by  Lender,   in  its  sole
discretion, not to be eligible for purposes hereof;

provided, however, that notwithstanding anything contained herein to the contrary, no Account Receivable of the Canadian Borrower shall be an Eligible Domestic Entity Account hereunder on or after April 30, 2001 unless on or prior to such date, the Canadian Borrower has complied with the requirements of
Section 4.8(c) hereof.

     "Eligible Foreign Entity Accounts" shall mean, subject to the proviso hereto, that portion of the Accounts Receivable of the German Borrower and the other Foreign Subsidiaries existing on the Closing Date (other than the Canadian Borrower) consisting of trade accounts receivable actually owing to each such Foreign Subsidiary by its account debtors subject to no counterclaim, defense, setoff or deduction, excluding, however, in any event, any such account:

     (i) which is owing by any Subsidiary or other Affiliate of Borrower;

     (ii) which is owing by any account debtor having fifty percent (50%) or more in face value of its then existing accounts with Borrower and Borrower's Subsidiaries, collectively, ineligible under this Agreement;

     (iii) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act or any other similar law of any Governmental Authority unless all rights with respect to such account have been assigned to Lender on terms acceptable to Lender pursuant to such Act;

     (iv) which is owing by any account debtor whose accounts, in face amount, with Borrower and Borrower's Subsidiaries, exceed ten percent (10%) of all then Eligible Accounts (as determined by Lender in its sole discretion), but only to the extent of such excess;

     (v) which is subject to a "bill and hold" arrangement; i.e., where the account debtor has been invoiced but the goods have not yet been shipped;

     (vi) which is owing by any account debtor which is the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law of any Governmental Authority, whether domestic or foreign, or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property;

     (vii) which arises from the sale of any Inventory that is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

     (viii) with respect to which the account debtor's executive office is located in the State of New Jersey, Minnesota, West Virginia or any other State imposing similar conditions to the right of a creditor to collect accounts, unless (A) the applicable Borrower or the applicable Subsidiary has filed a notice of business activities report, or such other similar report required by such State, with the appropriate officials of such State for the then current year, or (B) such account debtor has substantial assets located, respectively, outside of the State of New Jersey, Minnesota, West Virginia or such other State, as the case may be;

     (ix) which is owed by, billed to, or will be paid by an account debtor located in the State of Alabama or any other State the laws of which deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless the applicable Borrower or the applicable Subsidiary has qualified as a foreign corporation authorized to do business in Alabama or such State or has filed such required reports;

     (x) which arises from (A) the sale of goods which have not been delivered and accepted by the account debtor, or (B) services which have not been performed by a Borrower or a Subsidiary and accepted by the Account Debtor;

     (xi) which is owing by any Account Debtor with respect to which any Borrower or Subsidiary has determined for any reason not to continue selling goods to or performing services for on open account;

     (xii) which is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

     (xiii) with respect to which a Borrower or Subsidiary has made an agreement with the account debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the applicable period set forth in clause (i) in this definition;

     (xiv) in which any Borrower or Subsidiary is indebted in any manner to the account debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an account debtor by a Borrower or Subsidiary in the ordinary course of its business; provided, however, that, notwithstanding the foregoing, if a Borrower or a Subsidiary is indebted in any manner to an account debtor, such account debtor's account shall be ineligible under this clause only to the extent of the amount of such indebtedness;

     (xv) which constitutes retainage or arises under a bonded contract;

     (xvi) which is being financed by or is subject to a Lien in favor of any other lender (including, without limitation, any Foreign Credit Facility Lien) or is subject to any other Lien other than a Permitted Encumbrance which is not a Foreign Credit Facility Lien; or

     (xvii)  which  has  otherwise  been  determined  by  Lender,  in  its  sole
discretion,  not  to  be  eligible  for  purposes  hereof  (including,   without
limitation, by reason of its age);

provided, however, that notwithstanding anything contained herein to the contrary, no Account Receivable of the German Borrower or any other Foreign Subsidiary shall be an Eligible Foreign Entity Account hereunder on or after April 30, 2001 unless on or prior to such date, Borrower has complied with the requirements of Section 4.8(b) hereof with respect to such Foreign Subsidiary.

     "Eligible Inventory" shall mean the lower of FIFO cost or market value, in Dollars, of Inventory of the U.S. Borrower, the Domestic Subsidiaries existing on the Closing Date and the Canadian Borrower consisting of: (a) raw materials; and (b) finished goods, subject to no further processing and held for sale in the ordinary course of business to customers and not Affiliates of Borrower or any Subsidiary; provided, however, in each of the foregoing cases, that such
Inventory:

     (i) is at all times subject to a duly perfected, first priority security interest in favor of Lender, subject only to any Permitted Encumbrances;

     (ii) is in good and saleable condition;

     (iii) is not on consignment from or subject to any guaranteed sale, sale-or-return, sale-on-approval, or repurchase agreement with any supplier;

     (iv) does not constitute work-in-process, supplies, displays, promotional materials or goods held for lease to customers;

     (v) does not constitute returned goods in transit to customers,

     (vi) does not constitute obsolete, discontinued product, repossessed, damaged or slow-moving goods;

     (vii) conforms in all respects to the warranties and representations with respect to Inventory set forth in the Security Agreement and any other applicable security document;

     (viii) is not subject to a document of title (unless issued or endorsed, and delivered to Lender);

     (ix) is not subject to any license or other agreement that limits or restricts a Borrower or Subsidiary or the Lender's right to sell or otherwise dispose of such inventory;

     (x) is located in the United States or Canada on premises owned by the U.S. Borrower, the Canadian Borrower or a Domestic Subsidiary or with respect to which Lender holds a landlord lien waiver agreement, and is a collateral location reported pursuant to the Security Agreement or other applicable security document;

     (xi) meets all standards imposed by any Governmental Authority over such Inventory Collateral or its production, storage or use; or

     (xii) which has not otherwise been determined by Lender, in its sole discretion, to be ineligible for purposes hereof.

     "Employee Benefit Plan" shall mean any employee welfare benefit plan as that term is defined in Section 3(1) of ERISA, any employee pension benefit plan, as that term is defined in Section 3(2) of ERISA or any other plan which is subject to the provisions of Title IV of ERISA or which is for the benefit of any employees of Borrower and any employees of any Subsidiary of Borrower or any other entity which is a member of a controlled group or under common control with Borrower, as such terms are defined in Section 4001(a)(14) of ERISA.

     "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, whether now or hereafter existing, including, but not limited to state and federal superlien and environmental cleanup laws and U.S. Department of Transportation regulations and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" shall mean any of the events or conditions  described in
Article 7, provided that any requirement specified therein for the giving of notice or the lapse of time, or both, has been satisfied.

     "Excess Cash Flow" for each applicable Fiscal Year of the U.S. Borrower and its Consolidated Subsidiaries shall mean an amount equal to consolidated net income for such Fiscal Year plus depreciation and other non-cash charges deducted in determining consolidated net income, less all payments of principal and interest on long term Debt scheduled to be due and payable in such Fiscal Year, excluding, however, any Excess Cash Flow prepayments made in such Fiscal Year; less any increases in working capital (but, plus any decreases in working capital) in such Fiscal Year; less any unfinanced Capital Expenditures made in such Fiscal Year; all as determined on a consolidated basis in accordance with GAAP.

     "Existing Loan Agreements" shall have the meaning given to such term in the recitals to this Agreement.

     "Fiscal Year", in respect of a Person, shall mean the fiscal year of such Person employed by such Person as of the Closing Date, and ending on May 31st of each year in the case of the U.S. Borrower and its Consolidated Subsidiaries. The terms "Fiscal Quarter" and "Fiscal Month" shall correspond accordingly thereto.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any Person and for any fiscal period, the ratio of (i) such Person's EBITDAR for the consecutive 12-month period ending with such period to (ii) such Person's Fixed Charges for the consecutive 12-month period ending with such period, all as determined on a consolidated basis.

     "Fixed Charges" shall mean, with respect to any Person and for any fiscal period, the sum (without duplication) of such Person's (i) interest expense for such period, plus (ii) rental expense for such period, plus (iii) scheduled payments of principal with respect to its Debt during such period, plus (iv) non-financed Capital Expenditures made during such period, excluding non-financed Capital Expenditures made during such period to purchase equipment for lease to customers of such Person, if and to the extent permitted pursuant to Section 5.14 hereof, plus (v) Distributions made during such period.

     "Foreign Credit Facilities" shall mean, collectively, (a) those lines of credit and other credit facilities of the Foreign Subsidiaries which are, described on Schedule 1.1A, as extended or renewed from time to time, and (b) increases in the amounts of such existing Foreign Credit Facilities or additional credit facilities of the Foreign Subsidiaries established hereafter, in each case if and to the extent permitted pursuant to Section 5.2 hereof.

     "Foreign Credit Facility Liens" shall mean, collectively, those Liens in the Accounts Receivable and certain bonds of the Foreign Subsidiaries which are described on Schedule 1.1A hereto and which secure the obligations of the Foreign Subsidiaries under the Foreign Credit Facilities existing on the date hereof and additional Liens in the Accounts Receivable of the Foreign Subsidiaries securing increases in the Foreign Credit Facilities or additional Foreign Credit Facilities permitted pursuant to Section 5.2 hereof.

     "Foreign Subsidiary" shall mean any Subsidiary of the U.S. Borrower which is organized or incorporated under the laws of any jurisdiction other than the United States of America or any state, territory or possession thereof. On the Closing Date, the Foreign Subsidiaries are the Canadian Borrower, the German Borrower, the Italian Subsidiary, the Portuguese Subsidiary, the Spanish
Subsidiary, the Dutch Subsidiary, the Barbados Subsidiary, the Belgian Subsidiary, the Second Belgian Subsidiary and the French Subsidiary.

     "French Subsidiary" shall mean Immunochim, s.a.r.l., a company organized under the laws of France.

     "Funded Debt" shall mean, with respect to any Person, all Debt of such Person evidenced by bonds, debentures, notes or other similar instruments (including without limitation Capital Leases, banker's acceptances, obligations to reimburse, but excluding trade accounts payable incurred in the ordinary course of such Person's business).

     "Funded Debt/EBITDA Ratio" shall mean, with respect to any Person and for any fiscal period, the ratio of (i) such Person's Funded Debt as at the end of such period to (ii) such Person's EBITDA for the consecutive 12-month period ending with such period, all as determined on a consolidated basis.

     "GAAP" shall mean generally accepted accounting principles consistently applied for the period or periods in question.

     "Gamma" shall mean Gamma Biologicals, Inc., a Texas corporation.

     "Gamma International" shall mean Gamma Biologicals International, Inc., a corporation organized under the laws of the U.S. Virgin Islands.

     "German Borrower" shall have the meaning given to such term in the preamble to this Agreement.

     "German Interbank Offered Rate" shall mean, for any Interest Period, the offered rate for deposits in DM for a term comparable to such Interest Period and in an amount comparable to the Loan (or portion thereof) to which such Interest Period relates, as such offered rate appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the Interest Rate Determination Date applicable to such Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Lender from any other interest rate reporting service of recognized standing designated in writing by the Lender to the Borrower.

     "German Line of Credit" shall refer to the line of credit made available by Lender to the German Borrower pursuant to the provisions of Section 2.1.4.

     "German Line of Credit Limit" shall mean 5,400,000 DM, subject to reduction by the German Borrower pursuant to Section 2.1.4.

     "German Line of Credit Termination Date" shall mean the earliest to occur of the following dates: (i) the date on which pursuant to Section 8, Lender terminates the German Line of Credit (or the German Line of Credit is deemed automatically terminated subsequent to the occurrence of an Event of Default),
(ii) the effective date of the German Borrower's irrevocable termination of the German Line of Credit pursuant to Section 2.1.4; or (iii) February 28, 2003.

     "German Loan Agreement" shall have the meaning given to such term in the recitals to this Agreement.

     "German Master Note" shall mean the master promissory note of even date herewith, made by the German Borrower in favor of Lender, as amended or supplemented from time to time, in a stated principal amount equal to the German Line of Credit, evidencing Advances to be obtained by the German Borrower under the German Line of Credit, together with any renewals or extensions thereof, in whole or in part. The German Master Note shall be substantially in the form of Exhibit A, with appropriate insertions.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof. The term includes, without limitation, any central bank or comparable agency.

     "Guaranteed Obligations" shall mean, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any Debt of any other Person or assure or in effect assure the holder of any such Debt against loss in respect thereof.

     "Guarantor" shall mean BCA, Gamma and Gamma International, as well as any other Subsidiary (if any) which executes a Guaranty.

     "Guaranty" shall mean the Guaranty Agreement or Guaranty Agreements, dated as of even date herewith made by BCA, Gamma and Gamma International in favor of Lender, which Guaranty Agreement or Guaranty Agreements shall amend and restate the Guaranty Agreement, dated as of October 27, 1998, made by Gamma in favor of Lender, the Guaranty Agreement, dated as of October 27, 1998, made by Gamma International in favor of Lender, and the Guaranty Agreement, dated as of April 30, 1999, made by BCA in favor of Lender, together with any other guaranty agreement hereafter executed and delivered by any guarantor in favor of Lender, in each case, as amended or supplemented from time to time. Each Guaranty is or shall be in substantially the form of Exhibit D-1.

     "Interest Coverage Ratio" shall mean, with respect to any Person and for any fiscal period, the ratio of (i) such Person's EBIT for the consecutive 12-month period ending with such period to (ii) such Person's interest expense for the consecutive 12-month period, ending with such period, all as determined on a consolidated basis.

     "Interest Period" shall mean, in respect of LIBOR Borrowings, other than LIBOR Borrowings under the German Line of Credit, a period commencing on the date of such borrowing and ending on the numerically corresponding date in the first (lst), second (2nd) or third (3rd) month thereafter, as a Borrower may elect in the applicable notice of such borrowing to be given pursuant to Section
2.2.1 and, in respect of LIBOR Borrowings under the German Line of Credit, a period commencing on the date of such borrowing and ending on the numerically corresponding date in the third (3rd) month thereafter; provided, however, that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, and any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     "Interest  Rate  Determination   Date"  shall  mean  in  respect  of  LIBOR
Borrowings,  two (2)  Business  Days  prior to the  first  day of each  Interest
Period.

     "Interest Rate Protection Agreement" means an interest rate "hedge", "swap," "collar" or other interest rate protection agreement entered into by and between any Credit Party and a financial institution, together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     "Italian Subsidiary" shall mean Immucor Italia S.r.l., a company organized under the laws of Italy.

     "Lender" shall have the meaning given to such term in the preamble to this Agreement.

     "Leverage Ratio" shall mean, with respect to any Person and for any fiscal period, the ratio of(i) such Person's Funded Debt as at the end of such fiscal period to (ii) the sum of such Person's Funded Debt plus its Net Worth as at the end of such fiscal period, all as determined on a consolidated basis.

     "LIBOR Borrowings" shall mean those Borrowings which Borrower elects, pursuant to Section 2.2.1, to bear interest at a rate per annum determined by reference to the LIBOR Rate.

     "LIBOR Rate" shall mean, except as provided below with respect to Advances under the Canadian Line of Credit, the CAD Term Loan and Advances under the German Line of Credit, with respect to any Interest Period, an interest rate per annum computed by dividing: (x) the rate per annum determined by Lender from time to time on the basis of the offered rate for deposits in Dollars in the London interbank borrowing market of amounts equal to or comparable to the amount of the Loan (or portion thereof) to which such Interest Period relates offered for a term comparable to such Interest Period, which rate appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page "3750" of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits) as of 11:00 a.m., London time, on the Interest Rate Determination Date applicable to such Interest Period, which rate shall be rounded upward, to the next higher 1/10,000 of 1%; provided, however, that if more than one such offered rate appears on such page, the offered rate shall be deemed to be the arithmetic average (rounded upward, if necessary, to the next higher of 1/100 of 1%) of such offered rates; by (y) the number 1 minus any then applicable percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or its successor) for determining the maximum reserve requirement for a member of the Federal Reserve System in respect of "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on such Borrowings is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of Lender to United States residents); provided, however, (i) with respect to the CAD Term Loan and Advances under the Canadian Line of Credit, "LIBOR Rate" shall mean, with respect to any Interest Period, the Adjusted Canadian Interbank Offered Rate and
(ii) with respect to Advances under the German Line of Credit, "LIBOR Rate" shall mean, with respect to any Interest Period, the Adjusted German Interbank Offered Rate. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the percentage described in the foregoing clause
(y).

     "Lien" shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, or other preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

     "Lines of Credit" shall mean, collectively, the U.S. Line of Credit, the Temporary Line of Credit, the Canadian Line of Credit and the German Line of Credit.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, the Stock Pledge Agreement, any and all Guaranties, and any and all other documents, instruments, certificates and agreements executed and/or delivered by any Borrower or any Guarantor in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

     "Loans" shall mean the Advances under the Lines of Credit together with the Term Loans.

     "Master Notes" shall mean, collectively, the U.S. Master Note, the Temporary Master Note, the German Master Note and the Canadian Master Note.

     "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon any of (a) the financial condition, operations, business, properties or prospects of the U.S. Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under any of the Loan Documents or the ability of any Credit Party to perform its obligations under any of the Loan Documents or (c) the legality, validity or enforceability of any of the Loan Documents.

     "Net Worth" shall mean, with respect to any Person and as of any date of determination thereof, the book value of the assets of such Person minus (i) any reserves applicable thereto, and minus (ii) all of such Person's liabilities (including accrued and deferred income taxes), all as determined on a consolidated basis.

     "Notes" shall mean, collectively, the Master Notes and the Term Notes.

     "Obligations" means all Debts of each Credit Party, whether existing on or after the Closing Date, whether joint or several, absolute or contingent, primary or secondary, as maker, endorser, surety, guarantor or otherwise, to Lender, including, without limitation, (i) all Debts evidenced, incurred or arising from to time under this Agreement, the Notes or any of the other Loan Documents, including principal, interest, fees, costs, guarantees (including, without limitation, the guaranty by the U.S. Borrower of the Obligations of the Canadian Borrower and the German Borrower hereunder), indemnification amounts and any amounts for which any Credit Party is required to reimburse the Lender, whether under Section 9.6 or otherwise; and any and all extensions or renewals thereof in whole or in part; and (ii) all Debts in respect of Bank Products, including, without limitation, in respect of any early termination or breakage fees, costs or expenses associated with the termination of any Bank Products.

     "Override Borrowing Limitation" shall mean the lesser of (a) the Borrowing Base or (b) the sum of (i) the U.S. Line of Credit Limit plus (ii) the Temporary Line of Credit Limit, plus (iii) the Dollar Equivalent of the Canadian Line of Credit Limit plus (iv) the Dollar Equivalent of the German Line of Credit Limit, each as in effect from time to time.

     "Payment Dates" shall mean the first (1st) day of each of the months of March, June, September and December in each calendar year, commencing with March 1, 2001.

     "Permitted Encumbrances" shall mean (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement; (ii) carriers', warehousemen's mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such Liens are and remain junior to Liens granted in favor of Lender; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom the applicable Credit Party has a banker-customer relationship; (v) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vi) Liens pursuant to Capital Leases existing on the date hereof and disclosed on Schedule 1.1B; (vii) additional Liens pursuant to Capital Leases and Purchase Money Liens if and to the extent that pursuant to
Section 5.2 Borrower is permitted to incur the Debt arising thereunder or secured thereby; (viii) Foreign Credit Facility Liens; and (ix) Liens in favor of Lender.

     "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

     "Portuguese Subsidiary" shall mean Immucor Portugal, Lda, a company organized under the laws of Portugal.

     "Prime Borrowings" shall mean those Borrowings which Borrower elects, pursuant to Section 2.2.1, to bear interest at a rate per annum determined by reference to the Prime Rate.

     "Prime Rate" refers to that interest rate so denominated and set by Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender extends credit at interest rates above and below the Prime Rate.

     "Principal  Officers" shall mean Edward L. Gallup, Ralph A. Eatz and Steven
C. Ramsey.

     "Purchase Money Lien" shall mean any Lien granted by Borrower or any Subsidiary from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

     "Restricted Investment" shall mean any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or in any property, or the acquisition of all or substantially all of the assets of any Person, except that investments consisting of or acquisitions of the following shall not constitute "Restricted Investments": (i) property used or to be used in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; and (iii) loans or advances to employees for salary, commissions, travel or the like, made in the ordinary course of business.

     "Second  Belgian   Subsidiary"  shall  mean  Immucor  Belgium  S.A.,  f/k/a
Medichim, S.A., a company organized under the laws of Belgium.

     "Security Agreement" shall mean that certain Security Agreement, dated as of the Closing Date, made by the U.S. Borrower, Gamma, Gamma International and BCA in favor of Lender (which constitutes an amendment and restatement of that certain Security Agreement, dated as of December 5, 2000, made by the U.S. Borrower, Gamma and Gamma International in favor of Lender), as amended or supplemented from time to time.

     "Stock Pledge Agreement" shall mean, collectively, that certain Stock Pledge Agreement, dated as of October 27, 1998, made by the U.S. Borrower in favor of Lender, relative to stock of the Canadian Borrower, the Share Pledge Agreement, dated as of December 17, 1998, made by the U.S. Borrower in favor of Lender, relative to stock of the German Borrower, that certain Deed of Pledge of Registered Shares in a Private Company with Limited Liability, dated as of May 12, 1999, made by Gamma in favor of Lender, relative to stock of the Dutch Subsidiary, that certain Stock Pledge Agreement, dated as of even date herewith, made by Gamma in favor of Lender, relative to stock of Gamma International (which constitutes an amendment and restatement of that certain Stock Pledge Agreement, dated as of May 7, 1999, made by Gamma in favor of Lender relative to such stock), that certain Stock Pledge Agreement, dated as of even date herewith, made by the U.S. Borrower in favor of Lender, relative to stock of BCA (which constitutes an amendment and restatement of that certain Stock Pledge Agreement, dated as of April 30, 1999, made by the U.S. Borrower in favor of Lender relative to such stock), that certain Stock Pledge Agreement, dated as of April 30, 1999, made by the U.S. Borrower in favor of Lender, relative to stock of the Barbados Subsidiary, that certain Share Pledge Agreement, dated as of May 7, 1999, made by the U.S. Borrower in favor of Lender, relative to stock of the Belgian Subsidiary, that certain Stock Pledge Agreement, dated as of even date herewith, made by the U.S. Borrower in favor of Lender, relative to the stock of Gamma, and any other stock pledge agreement executed by any Credit Party in favor of Lender, in each case, as amended or supplemented from time to time. Each Stock Pledge Agreement is or shall be in substantially the form of Exhibit D-2; unless otherwise approved by Lender.

     "Spanish Subsidiary" shall mean Immucor, S.L., a company organized under the laws of Spain.

     "Subsidiary" shall mean any corporation, partnership, limited liability company, business association or other entity (including any Subsidiary of any of the foregoing) of which the U.S. Borrower owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests having ordinary power for the election of directors or others performing similar functions.

     "Temporary Line of Credit" shall refer to the line of credit made available by Lender to the U.S. Borrower pursuant to the provisions of Section 2.1.2.

     "Temporary Line of Credit Limit" shall mean $2,000,000, subject to reduction by the U.S. Borrower pursuant to Section 2.1.2.

     "Temporary Line of Credit Termination Date" shall mean the earliest to occur of the following dates: (i) the date on which pursuant to Section 8, Lender terminates the Temporary Line of Credit (or the Temporary Line of Credit is deemed automatically terminated subsequent to the occurrence of an Event of Default), (ii) the effective date of the U.S. Borrower's irrevocable termination of the U.S. Line of Credit pursuant to Section 2.1.2; or (iii) October 31, 2001.

     "Temporary Master Note" shall mean the master promissory note of even date herewith, made by the U.S. Borrower in favor of Lender, as amended or supplemented from time to time, in a stated principal amount equal to the Temporary Line of Credit, evidencing Advances to be obtained by the U.S. Borrower under the Temporary Line of Credit, together with any renewals or extensions thereof, in whole or in part. The Temporary Master Note shall be substantially in the form of Exhibit A, with appropriate insertions.

     "Term Loan A" shall mean the term loan in the principal amount of $20,000,000 to be made by Lender to the U.S. Borrower pursuant to the provisions of Section 2.1.6.

     "Term Loan B" shall mean the term loan in the principal amount of $6,000,000 to be made by Lender to the U.S. Borrower pursuant to the provisions of Section 2.1.7.

     "Term Loans" shall mean, collectively, the Term Loan A, the Term Loan B, and the CAD Term Loan.

     "Term Note A" shall mean the term promissory note, dated of even date herewith, made by the U.S. Borrower in favor of Lender, as amended or supplemented from time to time, in a stated principal amount equal to the principal amount of Term Loan A, together with any renewals or extensions thereof, in whole or in part. Term Note A shall be substantially in the form of Exhibit C-1.

     "Term Note B" shall mean the term promissory note, dated of even date herewith, made by the U.S. Borrower in favor of Lender, as amended or supplemented from time to time, in a stated principal amount equal to the principal amount of Term Loan B, together with any renewals or extensions thereof, in whole or in part. Term Note B shall be substantially in the form of Exhibit C-2.

     "Term Notes" shall mean, collectively, the Term Note A, the Term Note B and the CAD Term Note.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia from time to time.

     "U.S. Borrower" shall mean the meaning given to such term in the preamble to this Agreement.

     "U.S. Line of Credit" shall refer to the line of credit made available by Lender to the U.S. Borrower pursuant to the provisions of Section 2.1.2.

     "U.S. Line of Credit Limit" shall mean $7,000,000, subject to reduction by the U.S. Borrower pursuant to Section 2.1.1.

     "U.S. Line of Credit Termination Date" shall mean the earliest to occur of the following dates: (i) the date on which pursuant to Section 8, Lender terminates the U.S. Line of Credit (or the U.S. Line of Credit is deemed automatically terminated subsequent to the occurrence of an Event of Default),
(ii) the effective date of the U.S. Borrower's irrevocable termination of the U.S. Line of Credit pursuant to Section 2.1.1; or (iii) February 28, 2003.

     "U.S. Loan Agreement" shall have the meaning given to such term in the recitals to this Agreement.

     "U.S. Master Note" shall mean the master promissory note, dated of even date herewith, made by the U.S. Borrower in favor of Lender, as amended or supplemented from time to time, in a stated principal amount equal to the U.S. Line of Credit Limit, evidencing Advances to be obtained by the U.S. Borrower under the U.S. Line of Credit, together with any renewals or extensions thereof, in whole or in part. The U.S. Master Note shall be substantially in the form of Exhibit A, with appropriate insertions.

     1.2 Use of Defined Terms. All terms defined in this Agreement and the Exhibits thereto shall have the same defined meanings when used in any other Loan Documents, unless otherwise defined therein or the context shall require otherwise.

     1.3 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

     1.4 UCC Terms. All other undefined terms shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

     1.5 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Supplements shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit or Supplement attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, or Exhibit or Supplement to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments or supplements thereto or modifications, restatements, replacements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lender's sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

     1.6 Exhibits. All Exhibits attached hereto are by reference made a parthereof.


     2. FINANCING

     2.1 Extensions of Credit.

     2.1.1 U.S. Line of Credit. Subject to the terms and conditions of this Agreement, Lender agrees to open the U.S. Line of Credit in favor of the U.S. Borrower so that, during the period from the Closing Date to, but not including, the U.S. Line of Credit Termination Date, the U.S. Borrower may borrow, repay and reborrow Advances under the U.S. Line of Credit up to a maximum aggregate principal amount outstanding at any one time equal to the U.S. Line of Credit Limit as then in effect; subject, however, to the further limitations set forth in Section 2.1.5. All proceeds so obtained under the U.S. Line of Credit may be used by the U.S. Borrower for working capital in such manner as the U.S. Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of the U.S. Borrower under the U.S. Line of Credit shall be evidenced by the U.S. Master Note, which shall be executed by the U.S. Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the U.S. Master Note may fluctuate from time to time, but shall be due and payable in full on the U.S. Line of Credit Termination Date, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1. Subject to any contrary provisions of Section 2.2.1 in respect of LIBOR Borrowings, the U.S. Borrower shall have the option to request Advances under the U.S. Line of Credit by telephone or in a writing delivered to Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested Advance; provided, however, that any telephone request shall be confirmed in a writing not later than the Business Day following the disbursement of the requested Advance. The U.S. Borrower may, on not less than five (5) Business Days prior written notice to Lender, irrevocably terminate the U.S. Line of Credit or irrevocably reduce the amount of the U.S. Line of Credit Limit, but in the case of any such reduction the U.S. Borrower shall prepay the Advances under the U.S. Line of Credit to the extent the aggregate outstanding principal balance thereof exceeds the amount of the U.S. Line of Credit Limit as so reduced. The U.S. Line of Credit shall constitute an extension and renewal of the "Line of Credit" (as that term is defined in the U.S. Loan Agreement).

     2.1.2 Temporary Line of Credit. Subject to the terms and conditions of this Agreement, Lender agrees to open the Temporary Line of Credit in favor of the U.S. Borrower so that, during the period from the Closing Date to, but not including, the Temporary Line of Credit Termination Date, the U.S. Borrower may borrow, repay and reborrow Advances under the Temporary Line of Credit up to a maximum aggregate principal amount outstanding at any one time equal to the Temporary Line of Credit Limit as then in effect; subject, however, to the further limitations set forth in Section 2.1.5. All proceeds so obtained under the Temporary Line of Credit may be used by the U.S. Borrower for working capital in such manner as the U.S. Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of the U.S. Borrower under the Temporary Line of Credit shall be evidenced by the Temporary Master Note, which shall be executed by the U.S. Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Temporary Master Note may fluctuate from time to time, but shall be due and payable in full on the Temporary Line of Credit Termination Date, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1. Subject to any contrary provisions of Section 2.2.1 in respect of LIBOR Borrowings, the U.S. Borrower shall have the option to request Advances under the Temporary Line of Credit by telephone or in a writing delivered to Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested Advance; provided, however, that any telephone request shall be confirmed in a writing not later than the Business Day following the disbursement of the requested Advance. The U.S. Borrower may, on not less than five (5) Business Days prior written notice to Lender, irrevocably terminate the Temporary Line of Credit or irrevocably reduce the amount of the Temporary Line of Credit Limit, but in the case of any such reduction the U.S. Borrower shall prepay the Advances under the Temporary Line of Credit to the extent the aggregate outstanding principal balance thereof exceeds the amount of the Temporary Line of Credit Limit as so reduced. Notwithstanding anything contained herein to the contrary, the U.S. Borrower shall have no rights to obtain Advances under the Temporary Line of Credit unless it has first obtained all Advances available under the U.S. Line of Credit.

     2.1.3 Canadian Line of Credit. Subject to the terms and conditions of this Agreement, Lender agrees to open the Canadian Line of Credit in favor of the Canadian Borrower so that, during the period from the Closing Date to, but not including, Canadian Line of Credit Termination Date, the Canadian Borrower may borrow, repay and reborrow Advances under the Canadian Line of Credit up to a maximum aggregate principal amount outstanding at any one time equal to the Canadian Line of Credit Limit as then in effect; subject, however, to the further limitations set forth in Section 2.1.5. All proceeds so obtained under the Canadian Line of Credit may be used by the Canadian Borrower for working capital in such manner as the Canadian Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of the Canadian Borrower under the Canadian Line of Credit shall be evidenced by the Canadian Master Note, which shall be executed by the Canadian Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Canadian Master Note may fluctuate from time to time, but shall be due and payable in full on the Canadian Line of Credit Termination Date, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1. Subject to any contrary provisions of Section 2.2.1 in respect of LIBOR Borrowings, the Canadian Borrower shall have the option to request Advances under the Canadian Line of Credit by telephone or in a writing delivered to Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested Advance; provided, however, that any telephone request shall be confirmed in a writing not later than the Business Day following the disbursement of the requested Advance. The Canadian Borrower may, on not less than five (5) Business Days prior written notice to Lender, irrevocably terminate the Canadian Line of Credit or irrevocably reduce the amount of the Canadian Line of Credit Limit, but in the case of any such reduction the Canadian Borrower shall prepay the Advances under the Canadian Line of Credit to the extent the aggregate outstanding principal balance thereof exceeds the amount of the Canadian Line of Credit Limit as so reduced. The Canadian Line of Credit shall constitute an extension and renewal of the line of credit made available by Lender to the Canadian Borrower pursuant to the Canadian Loan Agreement.

     2.1.4 German Line of Credit. Subject to the terms and conditions of this Agreement, Lender agrees to open the German Line of Credit in favor of the German Borrower so that, during the period from the Closing Date to, but not including, the German Line of Credit Termination Date, the German Borrower may borrow, repay and reborrow Advances up to a maximum aggregate principal amount outstanding at any one time equal to the German Line of Credit Limit as then in effect; subject, however, to the further limitations set forth in Section 2.1.5. All proceeds so obtained under the German Line of Credit may be used by the German Borrower for working capital in such manner as the German Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of the German Borrower under the German Line of Credit shall be evidenced by the German Master Note, which shall be executed by the German Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the German Master Note may fluctuate from time to time, but shall be due and payable in full on the German Line of Credit Termination Date, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1. Subject to any contrary provisions of Section 2.2.1 in respect of LIBOR Borrowings, the German Borrower shall have the option to request Advances under the German Line of Credit by telephone or in a writing delivered to Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested Advance; provided, however, that any telephone request shall be confirmed in a writing not later than the Business Day following the disbursement of the requested Advance. The German Borrower may, on not less than five (5) Business Days prior written notice to Lender, irrevocably terminate the German Line of Credit or irrevocably reduce the amount of the German Line of Credit Limit, but in the case of any such reduction the German Borrower shall prepay the Advances under the German Line of Credit to the extent the aggregate outstanding principal balance thereof exceeds the amount of the German Line of Credit Limit as so reduced. The German Line of Credit shall constitute an extension and renewal of the line of credit made available by Lender to the German Borrower pursuant to the German Loan Agreement.

     2.1.5 Aggregate Limitation on Advances Under Lines of Credit. Notwithstanding anything contained herein to the contrary, the Dollar Equivalent of the aggregate amount of Advances outstanding to Borrower under the Lines of Credit, shall not at any time exceed the amount of the Override Borrowing Limitation. If at any time the Dollar Equivalent of the aggregate amount of the Advances outstanding to Borrower under the Lines of Credit exceeds the Override Borrowing Limitation, Borrower shall immediately repay or prepay such principal amount of Advances as may be necessary so that after such payment, the Dollar Equivalent of the aggregate unpaid principal amount of the Advances does not exceed the Override Borrowing Limitation.

     2.1.6 Term Loan A. Subject to the terms and conditions of this Agreement, on the Closing Date, Lender shall make the Term Loan A to the U.S. Borrower. The debt arising from the making of Term Note A shall be evidenced by the Term Note A, which shall be executed by the U.S. Borrower and delivered to Lender on the date hereof. The principal amount of Term Loan A shall be repaid by the U.S. Borrower in twenty (20) quarterly installments on each Payment Date, commencing on March 1, 2001, the first four (4) of which shall be in the amount of $375,000 each, the next four (4) of which shall be in the amount of $875,000 each and the next twelve (12) of which shall be in the amount of $1,250,000 each; provided, however, that the final such installment, due and payable on December 1, 2005, shall be in such amount as is required to pay in full the unpaid principal balance of Term Loan A, together with all accrued and unpaid interest thereon. Term Loan A shall bear interest at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1, from the date hereof on the unpaid principal amount thereof from time to time outstanding. Term Loan A may be prepaid, in whole or in part, by the U.S. Borrower, at any time or from time to time hereafter following prepayment in full of Term Loan B; provided, however, that any partial payment of Term Loan A shall be applied by Lender in the inverse order of the maturities of the principal installments of the Term Loan A then remaining to be paid.

     2.1.7 Term Loan B. Subject to the terms and conditions of this Agreement, on the Closing Date, Lender shall make the Term Loan B to the U.S. Borrower. The debt arising from the making of Term Loan B shall be evidenced by a term promissory note, dated as of even date herewith, in form and substance satisfactory to Lender, in the stated principal amount equal to the Term Loan B (as amended or supplemented from time to time and together with any renewals and extensions thereof, the "Term Note B"), which shall be executed by the U.S. Borrower and delivered to Lender on the date hereof. The principal amount of Term Loan B, together with all accrued and unpaid interest thereon, shall be due and payable in full on December 1, 2005. Term Loan B shall bear interest at the Applicable Rate, calculated and payable in the manner described in Section 2.2 of the U.S. Loan Agreement, from the date hereof on the unpaid principal amount thereof from time to time outstanding. Term Loan B may be prepaid, in whole or in part, by the U.S. Borrower at any time or from time to time hereafter. The proceeds of the Term Loan A and the Term Loan B shall be used to refinance the outstanding principal balances of the "Acquisition Term Loans," the "Additional Term Loans", the "Second Additional Term Loan" and the "Fourth Additional Term Loans" (as those terms are defined in the U.S. Loan Agreement), and the Term Loan A and the Term Loan B shall constitute restructurings of, and extensions and renewals of, the Acquisition Term Loans, the Additional Term Loans and the Second Additional Term Loans and the Fourth Additional Term Loans.

     2.1.8 CAD Term Loan. The outstanding principal balance of the CAD Term Loan shall continue to be repaid by the U.S. Borrower in quarterly installments in accordance with the amortization schedule set forth in the CAD Term Note; provided, however, that the final such installment, due and payable on December 1, 2002, shall be in such amount as is required to pay in full the unpaid principal balance of the CAD Term Loan, together with all accrued and unpaid interest thereon. The CAD Term Loan shall bear interest at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1, from the date hereof on the unpaid principal amount thereof from time to time outstanding. The CAD Term Loan may be prepaid, in whole or in part, by the U.S. Borrower at any time or from time to time hereafter following prepayment in full of the Term Loan A and the Term Loan B; provided, however, that any partial prepayment of the CAD Term Loan shall be applied by Lender in the inverse order of the maturities of the principal installments of the CAD Term Loan then remaining unpaid. On the Closing Date, the U.S. Borrower shall execute and deliver to Lender the CAD Term Note to evidence its continuing obligations in respect of the CAD Term Loan.

     2.2 Interest and Other Charges.

     2.2.1 Interest at Applicable Rate. Lender and Borrower agree that the interest rate payable on each Loan (herein called the "Applicable Rate") shall be determined as follows:

     (a) Applicable Rate. The outstanding principal balance of each Loan (other than Advances under the Canadian Line of Credit, Advances under the German Line of Credit and the CAD Term Loan), or each outstanding portion thereof, shall bear interest initially at a rate per annum equal to either: (i) the Prime Rate in the case of that portion of such Loan at any time constituting a Prime Borrowing or (ii) subject to the conditions and limitations set forth in subsection (c) below, the LIBOR Rate plus the Applicable Margin in the case of that portion of such Loan at any time constituting a LIBOR Borrowing; subject, however, in each case, to adjustment as provided in subsection (b) below. The outstanding principal balance of Advances under the Canadian Line of Credit, Advances under the German Line of Credit and the CAD Term Loan, or each outstanding portion thereof, subject to the conditions and limitations set forth in subsection (c) below, shall bear interest at a rate per annum rate equal to the LIBOR Rate plus the Applicable Margin, subject to adjustment as provided in subsection (b) below.

     (b) Applicable Margin. The "Applicable Margin" shall mean as of February 23, 2001 a rate per annum equal to, with respect to Advances under the Lines of Credit, the Term Loan A and the CAD Term Loan, 325 basis points (3.25%) and, with respect to the Term Loan B, 375 basis points (3.75%), and the Applicable Margin shall be subject to subsequent adjustment, up or down, based on the U.S. Borrower's financial performance, determined by reference to the Funded Debt/EBITDA Ratio, measured quarterly; that is, if the Funded Debt/EBITDA Ratio, measured for each Fiscal Quarter of the U.S. Borrower, commencing with the first Fiscal Quarter ending after the Closing Date, is as described below, the Applicable Margin shall be the margin appearing opposite said Funded Debt/EBITDA
Ratio:

                                                                           Applicable Margin
                                                                Lines of
                                                                 Credit,
                                                             Term Loan A and
                              Funded Debt/                    CAD Term Loan
    LEVEL                     EBITDA Ratio                                                   Term Loan B
    -----                     ------------                   ----------------                -----------
      I                        <=2.50:1.00                        2.00%                         2.50%

      II                     >2.50:1.00, but                      2.25%                         2.75%
                               <= 2.75:1.00

     III                       >2.75:1.00                         2.50%                         3.00%
                             but <=3.00:1.00

      IV                       >3.00:1.00                         3.00%                         3.50%
                             but <=3.50:1.00
                                 -
      V                        >3.50:1.00                         3.25%                         3.75%


     Lender shall determine whether any adjustment to the Applicable Margin is to be made quarterly, based on the U.S. Borrower's financial statements for each Fiscal Quarter delivered to Lender pursuant to Section 4.2; provided that if such financial statements are not timely delivered to Lender, then an adjustment to the Applicable Margin shall be made based on an assumed delivery of said financial statements reflecting a Funded Debt/EBITDA Ratio of greater than 3.5:1.0; provided further if any Default Condition shall then exist no adjustment downward shall occur to the Applicable Margin hereunder. Each such adjustment to the Applicable Margin shall become effective as of the first day of the calendar month following the date on which such financial statements are delivered (or deemed delivered) to Lender, and shall remain effective unless and until any subsequent adjustment becomes effective in accordance with the terms of this Section 2.2.1(b). Each such adjustment shall apply only to LIBOR Borrowings made (including conversions and continuations) within such period (but not to any then existing). In the event that the annual audited financial statements of the U.S. Borrower for any Fiscal Year shall require restatement of financial statements of the U.S. Borrower and such restatement shall effect the Funded Debt/EBITDA Ratio and would have required a different Applicable Margin to be in effect for prior periods, then Lender, at its option, may require Borrower to make additional payments of interest for such prior periods.

     (c) Conditions and Limitations on LIBOR Borrowings. Each Borrower shall have the continuing right to elect that Loans to it under this Agreement be made as, continued as, or converted into LIBOR Borrowings or Prime Borrowings; subject, however, to the following conditions and limitations: (i) the U.S. Borrower shall have no right, with respect to Advances under the U.S. Line of Credit, the Temporary Line of Credit, the Term Loan A or the Term Loan B, to obtain a LIBOR Borrowing or to convert Prime Borrowings to LIBOR Borrowings if an Event of Default or Default Condition exists; (ii) Borrower must request a LIBOR Borrowing, specifying the amount thereof and the applicable Interest Period, at least three (3) Business Days in advance of the intended borrowing date; (iii) no more than three (3) LIBOR Borrowings under each Line of Credit, the Term Loan A, the Term Loan B and the CAD Term Loan may be obtained at any time; (iv) LIBOR Borrowings must be in minimum amounts of $500,000, in the case of LIBOR Borrowings under the U.S. Line of Credit, the Temporary Line of Credit, the Term Loan A and the Term Loan B, 500,000 CAD, in the case of LIBOR Borrowings under the Canadian Line of Credit and the CAD Term Loan, and 500,000 DM, in the case of LIBOR Borrowings under the German Line of Credit, or integral multiples thereof, in each case, (iv) the Interest Period for LIBOR Borrowings in respect of the U.S. Line of Credit shall not exceed the U.S. Line of Credit Termination Date; (v) the Interest Period for LIBOR Borrowings in respect of the Canadian Line of Credit shall not exceed the Canadian Line of Credit Termination Date; (vi) the Interest Period for LIBOR Borrowings in respect of the German Line of Credit shall not exceed the German Line of Credit Termination Date;
(vii) the Interest Period for LIBOR Borrowings in respect of the Temporary Line of Credit shall not exceed the Temporary Line of Credit Termination Date; (viii) the Interest Periods for, and aggregate amount of, LIBOR Borrowings in respect of the Term Loans must be consistent with, and not exceed, the scheduled principal amortization thereof; (ix) if on or prior to the first day of any Interest Period, Lender determines that deposits in Dollars, CAD or DM (in the applicable amounts), as applicable, are not being offered in the relevant market for such Interest Period or that any LIBOR Rate will not adequately and fairly reflect the cost to Lender of funding any relevant borrowings for such Interest Period, then, Lender shall forthwith give notice thereof to Borrower, whereupon, until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make the applicable LIBOR Borrowings available to Borrower shall be suspended, all relevant Loans thereafter (other than Advances under the German Line of Credit, Advances under the Canadian Line of Credit and the CAD Term Loan) shall be made as Prime Borrowings and, with respect to Advances under the German Line of Credit, Advances under the Canadian Line of Credit and the CAD Term Loan, Lender shall designate a substitute index for calculation of the interest rate which adequately and fairly reflects the cost to Lender of funding such Advances and/or the CAD Term Loan, and Loans made thereunder shall thereafter bear interest at a per annum rate equal to such index plus the Applicable Margin; (x) if, at any time, a change of law, or compliance by Lender with any request or directive (whether or not having the force of law) of any governmental authority shall make it unlawful or impracticable for Lender to make available, maintain or fund any LIBOR Borrowings, Lender shall forthwith give notice to such effect to Borrower, whereupon, until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make such Borrowings available to Borrower shall be suspended and if Lender shall determine that it may not lawfully continue to maintain and fund any then outstanding Borrowings to maturity and shall so specify in such notice, each Borrowing, other than Advances under the Canadian Line of Credit, Advances under the German Line of Credit and the CAD Term Loan, so affected shall be converted to a Prime Borrowing effective immediately and Advances under the Canadian Line of Credit, Advances under the German Line of Credit and the CAD Term Loan shall from the date of such notice bear interest at a per annum rate equal to an index determined by Lender as set forth in clause (ix) above plus the Applicable Margin; (xi) unless the applicable Borrower has timely given Lender a notice of LIBOR Borrowing required hereinabove, a LIBOR Borrowing (other than an Advance under the Canadian Line of Credit, an Advance under the German Line of Credit or the CAD Term Loan) shall automatically convert to a Prime Borrowing at the expiration of the Interest Period corresponding thereto; (xii) unless the applicable Borrower has timely given Lender a notice of LIBOR Borrowing hereinabove, a LIBOR Borrowing which is an Advance under the Canadian Line of Credit, an Advance under the German Line of Credit or the CAD Term Loan shall be continued as a LIBOR Borrowing having the same Interest Period as the expired Interest Period; (xiii) no voluntary prepayment of any LIBOR Borrowing shall be permitted unless Lender has given its written consent thereto; and (xiv) upon the request of Lender, delivered to a Borrower, such Borrower shall pay to Lender such amount or amounts as shall be determined by Lender in connection with the relevant Interest Period as a result of: (A) any payment or prepayment of any LIBOR Borrowing by such Borrower on a date other than the last day of an Interest Period for such Borrowing, whether as a result of voluntary prepayment, mandatory prepayment, involuntary acceleration or otherwise; or (B) any failure by the Borrower to undertake any such LIBOR Borrowing on the date for which notice of such Borrowing is specified by Borrower. In the case of clause (xiv), such sum shall include, without limitation, an amount equal to the excess, if any, of the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Borrowing (or, in the case of a failure to prepay or borrow, the Interest Period for such Borrowing which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Borrowing provided for herein over the amount of interest (as determined by Lender in the reasonable exercise of its discretion) Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

     (d) Payment of Interest. Accrued interest on each Prime Borrowing at the Applicable Rate shall be due and payable quarterly in arrears, on each Payment Date. Accrued interest on each LIBOR Borrowing shall be due and payable at the Applicable Rate on the same dates as are prescribed for the payment of accrued interest on Prime Borrowings, and, additionally, at the expiration of each Interest Period corresponding to such Borrowing.

     (e) Calculation of Interest and Fees. Interest on each Borrowing at the Applicable Rate (and any fees described in Section 2.2.2 computed on a per annum basis) shall be calculated on the basis of a 360-day year and actual days elapsed. The Applicable Rate on each Prime Borrowing shall change with each change in the Prime Rate, effective as of the opening of business on the Business Day of such change.

     (f) Charging Interest and Fees. Accrued and unpaid interest on any Borrowings (and any outstanding fees described in Section 2.2.2) may, when due and payable, be paid, at Lender's option (without any obligation to do so), by Lender's charging of the U.S. Line of Credit or the Temporary Line of Credit, in the case of any Borrowings, the Canadian Line of Credit, in the case of any Borrowings thereunder, or the German Line of Credit, in the case of any Borrowings thereunder, for an Advance in the amount thereof.

     (g) Rate on Other Obligations. To the extent that, at any time, there are other Obligations besides the Loans which are outstanding and unpaid, such Obligations shall, unless any Note evidencing such Obligations provides otherwise, bear interest at the same rate per annum as is then and thereafter payable on Prime Borrowings under the U.S. Line of Credit.

     2.2.2 Fees. In addition to the payment of interest at the Applicable Rate, Borrower shall also be obligated to pay Lender the following fees:

     (a) Loan Origination Fee. On the Closing Date, Borrower shall pay to Lender a fully earned, non-refundable loan origination fee in an amount equal to the sum of (i) one-half of one percent (.50%) of the sum of the U.S. Line of Credit Limit plus the Dollar Equivalent of the Canadian Line of Credit Limit plus the Dollar Equivalent of the German Line of Credit Limit plus the amount of Term Loan A plus the Dollar Equivalent of the CAD Term Loan, plus (ii) three-fourths of one percent (.75%) of the sum of the Temporary Line of Credit Limit plus the amount of Term Loan B.

     (b) Non-Usage Fee. (i) As additional compensation for Lender's making available to the U.S. Borrower the U.S. Line of Credit, the U.S. Borrower shall pay to Lender, in arrears, on each Payment Date prior to the U.S. Line of Credit Termination Date, as well as on the U.S. Line of Credit Termination Date, a fully earned, non-refundable fee for the U.S. Borrower's non-use of available funds under the U.S. Line of Credit, in an amount equal to the "Applicable Percentage" (as defined below) per annum (calculated on the basis of a 360-day year for actual days elapsed) of the difference between (x) the U.S. Line of Credit Limit then in effect and (y) the average for the consecutive 3-month period ending on the day immediately preceding such Payment Date (or in the case of such payment due on the U.S. Line of Credit Termination Date, the period commencing on the immediately preceding Payment Date and ending on the U.S. Line of Credit Termination Date) of the daily closing balance of the aggregate Advances outstanding under the U.S. Line of Credit during such period.

   (ii) As additional compensation for Lender's making available to the U.S. Borrower the Temporary Line of Credit, the U.S. Borrower shall pay to Lender, in arrears, on each Payment Date prior to the Temporary Line of Credit Termination Date, as well as on the Temporary Line of Credit Termination Date, a fully earned, non-refundable fee for the U.S. Borrower's non-use of available funds under the Temporary Line of Credit in an amount equal to the Applicable Percentage per annum (calculated on the basis of a 360-day year for actual days elapsed) of the difference between (x) the Temporary Line of Credit Limit then in effect and (y) the average for the consecutive 3-month period ending on the day immediately preceding such Payment Date (or in the case of such payment due on the Temporary Line of Credit Termination Date, the period commencing on the immediately preceding Payment Date and ending on the Temporary Line of Credit Termination Date) of the daily closing balance of the aggregate Temporary Advances outstanding under the Temporary Line of Credit during such period.

  (iii) As additional compensation for Lender's making available to the Canadian Borrower the Canadian Line of Credit, the Canadian Borrower shall pay to Lender, in arrears, on each Payment Date prior to the Canadian Line of Credit Termination Date, as well as on the Canadian Line of Credit Termination Date, a fully earned, non-refundable fee for the Canadian Borrower's non-use of available funds under the Canadian Line of Credit in an amount equal to the Applicable Percentage per annum (calculated on the basis of a 360-day year for actual days elapsed) of the difference between (x) the Dollar Equivalent of the Canadian Line of Credit Limit then in effect and (y) the average for the consecutive 3-month period ending on the day immediately preceding such Payment Date (or, in the case of such payment due on the Canadian Line of Credit Termination Date, the period commencing on the immediately preceding Payment Date and ending on the Canadian Line of Credit Termination Date) of the Dollar Equivalent of the daily closing balance of the aggregate Advances (as defined in the Canadian Loan Agreement) outstanding under the Canadian Line of Credit during such period.

  (iv) As additional compensation for Lender's making available to the German Borrower the German Line of Credit, the German Borrower shall pay to Lender, in arrears, on each Payment Date prior to the German Line of Credit Termination Date, as well as on the German Line of Credit Termination Date, a fully earned, non-refundable fee for the German Borrower's non-use of available funds under the German Line of Credit in an amount equal to the Applicable Percentage per annum (calculated on the basis of a 360-day year for actual days elapsed) of the difference between (x) the Dollar Equivalent of the German Line of Credit Limit then in effect and (y) the average for the consecutive 3-month period ending on the day immediately preceding such Payment Date (or, in the case of such payment due on the German Line of Credit Termination Date, the period commencing on the immediately preceding Payment Date and ending on the German Line of Credit Termination Date) of the daily closing balance of the aggregate Advances outstanding under the German Line of Credit during such period.

   (v) For purposes hereof, the term "Applicable Percentage" shall mean as of the Closing Date, one-half of one percent (.50%), and the Applicable Percentage shall be subject to subsequent adjustment, up or down, based on the U.S. Borrower's financial performance, on a quarterly basis, commencing with the first Fiscal Quarter ending after the Closing Date, as set forth in the table below (with references to Levels I through V below corresponding to the same Levels I through V in Section 2.2.1):

                LEVEL                        APPLICABLE PERCENTAGE

                  I                                  .250%
                  II                                 .375%
                 III                                 .375%
                  IV                                 .500%
                  V                                  .500%

Lender shall determine whether any adjustment to the Applicable Percentage is to be made quarterly, based on the U.S. Borrower's financial statements for each Fiscal Quarter delivered to Lender pursuant to Section 4.2; provided that if such financial statements are not timely delivered to Lender, then an adjustment to the Applicable Percentage shall be made based on an assumed delivery of such financial statements reflecting a Funded Debt/EBITDA Ratio of greater than 3.50:1.00; provided further if any Default Condition shall exist no adjustment downward shall occur. Each such adjustment to the Applicable Percentage shall become effective as of the first day of the calendar month following the date on which such financial statements are delivered (or deemed delivered) to Lender, and shall remain effective unless and until any subsequent adjustment becomes effective in accordance with the terms of this Section 2.2.2(b). In the event that the annual audited financial statements of the U.S. Borrower for any Fiscal Year shall require restatement of financial statements of the U.S. Borrower and such restatements shall effect the Funded Debt/EBITDA Ratio and would have required a different Applicable Percentage to be in effect for prior periods, then Lender, at its option, may require Borrower to make additional payments of interest for such prior periods.

        2.2.3 Capital Adequacy. If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or might affect the amount of capital required or expected to be maintained by Lender or any corporation in control of Lender and Lender determines that the amount of such capital is increased by or based upon Lender's obligations hereunder, then from time to time, within thirty (30) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender in light of such circumstances, to the extent that Lender reasonably determines such increase in capital is allocable to Lender's obligations hereunder, and such payment, as and when received, shall be applied by Lender in reimbursement of Lender's increased costs in regard to such obligations.

        2.2.4 Usury Savings Provisions. Lender and Borrower hereby further agree that the only charge imposed by ender upon Borrower for the use of money in connection herewith is and shall be the interest expressed herein or in the Notes at the rate set forth herein or in Notes, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the Borrowings, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

        2.2.5 Margin Stock Savings Provisions. It is the express intent and agreement of Borrower and Lender that none of the transactions contemplated by this Agreement (including without limitation the use of the proceeds of the Loans) violate any applicable provisions of Regulation U or X of the Federal Reserve Board. Lender, in good faith, has not relied on any "margin stock" (as such term is defined in the aforesaid Regulation U)of any Credit Party as direct or indirect collateral for the Loans.

        2.2.6 Increased Cost. (a) If the adoption of any law, order, ruling or regulation or any change therein or any change in the interpretation or administration thereof including, without limitation, impositions, or changes in reserve requirements, excise taxes, non-United States income taxes or monetary restraints (but excluding taxes imposed on the overall net income of Lender by the United States or the State of Georgia) by the United States, any foreign government, any central bank, governmental authority or comparable agency or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority or agency shall increase the cost to Lender of making or maintaining any Loan, or reduce the amount of any sum received or receivable by Lender under this Agreement, in any amount deemed by Lender to be material (which determination shall be final, conclusive and binding upon all parties in the absence of manifest error) (any such change being hereinafter called a "Law Change" and any loss to Lender by reason of any Law Change being hereinafter called a "Law Change Loss"), Lender may give Borrower written notice thereof (hereinafter called "Notice"), which Notice shall state that a Law Change Loss has occurred and shall set forth a general description of the reasons for such Law Change Loss. The failure of Lender to provide any notice shall not reduce, limit or condition Borrower's obligation in the following paragraph.

        (b) Borrower shall pay to Lender upon demand, as an indemnity, such amount or amounts as shall cause Lender's net return in connection with any Loans to equal the net return that would have been realized by Lender if the Law Change Loss had not occurred. If the Borrower, in the event of a Law Change, shall not elect promptly after notice thereof has been given to it by Lender to agree in writing satisfactory to Lender to revisions to this Agreement and any other documents evidencing the Loans which shall place Lender in a position as favorable as Lender's position prior to such Law Change (if such revisions can be made), the Borrower will, upon thirty (30) days notice in writing from Lender, repay all unpaid principal of, and all unpaid interest accrued with respect to, such Loans to the date of such repayment. Such repayment shall not release the Borrower from its obligations as aforesaid to indemnify Lender in connection with a Law Change Loss incurred by Lender prior to or on the date of such repayment.

     2.3 General Provisions as to Payments.

     2.3.1 Method of Payment. Unless paid in accordance with Section 2.2.1(f), all payments of interest, fees and principal pursuant to this Agreement must be received by Lender no later than 2:00 p.m. (Atlanta, Georgia time) on the date when due. All payments of principal and interest with respect to Advances under the Canadian Line of Credit and the CAD Term Loan shall be made in CAD; all payments of principal and interest with respect to Advances under the German Line of Credit shall be made in DM; and all other payments hereunder shall be made in Dollars; in each case in funds immediately available to Lender in Atlanta, Georgia.

     2.3.2 Application of Payment. Except as may be otherwise agreed to by Borrower and Lender, all payments received by Lender hereunder shall be applied, in accordance with the then current billing statement applicable to the Loans, first to accrued interest, then to fees, and then to principal. Notwithstanding the foregoing, upon the occurrence of a Default Condition or Event of Default, payments shall be applied as determined by Lender in its sole discretion.

     2.4 Mandatory Term Loan Prepayments. So long as any of the Term Loans are outstanding and unpaid, on the earlier of the date which is fifteen (15) days after (a) the date on which the U.S. Borrower's annual audited financial statements for the immediately preceding Fiscal Year are delivered pursuant to
Section 4.2 hereof, or (b) the date on which such annual audited financial statements were required to be delivered pursuant to Section 4.2 hereof, the U.S. Borrower shall prepay the Term Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow for such immediately preceding Fiscal Year. Each such prepayment shall be accompanied by a certificate signed by the U.S. Borrower's chief financial officer certifying the manner in which such Excess Cash Flow and the resulting prepayment of the Term Loans were calculated, which certificate shall be in form and substance satisfactory to Lender. Any prepayment made by the U.S. Borrower under this Section 2.4 shall be applied, first, to prepay Term Loan B until fully paid, then to pay the scheduled installments of Term Loan A in inverse order of maturity until such Loan shall have been prepaid in full, and then to prepay the scheduled installments of the CAD Term Loan in inverse order of maturity until such Loan has been prepaid in full.

     2.5 Payments to be Made Free of Taxes. (a) All payments of principal, interest and fees and all other amounts to be paid by Borrower pursuant to this Agreement with respect to any Loan shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein, excluding taxes imposed on or measured by Lender's net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or located or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholding of any nature being "Taxes"). In the event that Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan, interest, fee or other amount, Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to Lender all receipts and other documents evidencing such payment and shall pay to Lender additional amounts as may be necessary in order that the amount received by Lender after the required withholding or other payment shall equal the amount Lender would have received had no such withholding or other payment been made. If no withholding or deductions of Taxes are payable with respect to any Loan, interest or fees relating thereto, Borrower shall furnish Lender, at Lender's request, a certificate from each applicable authority or an opinion of counsel acceptable to Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If Borrower fails to provide the original or certified copy of a receipt evidencing payment of Taxes, or a certificate or opinion of counsel of exemption, the Borrower hereby agrees to compensate the Bank for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments.

     (b) In the event Lender receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.5, it will pay to Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter Lender is required to return such refund, the Borrower shall promptly repay to Lender the amount of such refund.

     (c) The Borrower shall reimburse Lender for, and hold Lender harmless from any taxes in connection with the execution, holding or enforcement of this Agreement, the Notes or the other Loan Documents.

     (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 2.5 shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     2.6 Failure to Pay in Foreign Currency. (a) If the German Borrower is unable for any reason to effect payment of principal or interest on the Advances under the German Line of Credit in DM as required by this Agreement or if the German Borrower shall default in the payment when due of any payment of principal or interest in DM, Lender may, at its option, require such payment to be made in the Dollar Equivalent. In any case in which the German Borrower shall make such payment of principal or interest in Dollars, the German Borrower agrees to hold Lender harmless from any loss incurred by Lender arising from any change in the value of Dollars in relation to DM between the date such payment became due and the date of payment thereof.

     (b) If the Canadian Borrower is unable for any reason to effect payment of principal or interest on Advances under the Canadian Line of Credit in CAD or to effect payment of principal or interest on the CAD Term Loan in CAD as required by this Agreement or if the Canadian Borrower shall default in the payment when due of principal or interest in CAD, Lender may, at its option, require such payment to be made in the Dollar Equivalent. In any case in which the Canadian Borrower shall make such payment of principal or interest in Dollars, the Canadian Borrower agrees to hold Lender harmless from any loss incurred by Lender arising from any change in the value of dollars in relation to CAD between the date such payment became due and the date of payment thereof.

     2.7 Funding Indemnification. If any payment of any Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, failure to pay in DM or CAD, as applicable, or otherwise, or a Loan is not made on the date specified by Borrower for any reason, Borrower will indemnify Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Loan, or any loss or cost in liquidating or closing out any foreign currency contract undertaken by Lender in funding or maintaining a Loan.

     2.8 U.S. Borrower Guaranty.

     (a) The Guaranty. The U.S. Borrower hereby guarantees to Lender the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the German Borrower and the Canadian Borrower (such Obligations herein called, collectively, the "Subsidiary Obligations"), in each case strictly in accordance with the terms thereof. The U.S. Borrower hereby further agrees that if the Canadian Borrower or the German Borrower, as applicable, shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Subsidiary Obligations, the U.S. Borrower will promptly pay the same, without demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subsidiary Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     (b) Obligations Unconditional. The obligations of the U.S. Borrower hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Subsidiary Obligations or any substitution, release or exchange of any other guarantee of or security for any of the Subsidiary Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the U.S. Borrower hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the U.S. Borrower hereunder which shall remain absolute and unconditional as described above.

               (i) at any time or from time to time, without notice to the U.S. Borrower, the time for any performance of or compliance with any of the Subsidiary Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Subsidiary Obligations shall be accelerated, or any of the Subsidiary Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Loan Document shall be waived or any other guarantee of any of the Subsidiary Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Agent as security for any of the Subsidiary Obligations shall fail to be perfected.

The U.S. Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever; any requirement that Lender exhaust any right, power or remedy or proceed against the German Borrower or the Canadian Borrower under this Agreement or the Notes or any other Loan Document, or against any other Person under any other guaranty of, or security for, any of the Subsidiary Obligations; any right arising pursuant to Official Code of Georgia Section 10-7-24 or any other similar or subsequent law; and any right to assert any of the benefits under any statute providing appraisal or other, similar rights which may reduce or prohibit any deficiency judgments or claims.

     (c) Reinstatement. The obligations of the U.S. Borrower hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the German Borrower or the Canadian Borrower in respect to the Subsidiary Obligations is rescinded or must be otherwise restored by any holder of any of the Subsidiary Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the U.S. Borrower agrees that it will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     (d) Subrogation. The U.S. Borrower hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions hereof and further agrees with each of the German Borrower and the Canadian Borrower for the benefit of each of its creditors (including, without limitation, Lender) that any such payment by it shall constitute a contribution of capital by the U.S. Borrower to the German Borrower or the Canadian Borrower, as applicable (or an investment in the equity capital of German Borrower or the Canadian Borrower, as applicable, by the U.S. Borrower).

     (e) Remedies. The U.S. Borrower agrees that, as between the U.S. Borrower and Lender, the Subsidiary Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the German Borrower or the Canadian Borrower and that, in the event of such declaration (whether or not due and payable by the German Borrower or the Canadian Borrower) shall forthwith become due and payable by the U.S. Borrower for purposes hereof.

     (f)Continuing Guaranty. The guaranty set forth herein is a ontinuing guaranty, and shall apply to all Subsidiary Obligations, whenever and howsoever arising.

     3. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of Borrower contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Loan hereunder) as set forth below:

     3.1 Existence and Qualification. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and is duly qualified to do business and is in good standing in each other jurisdiction wherein the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified has not had and could reasonably be expected to have a Material Adverse Effect.

     3.2 Authority; Validity and Binding Effect. Each Credit Party has the power to make, deliver and perform under the Loan Documents executed by it and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of such Loan Documents. This Agreement constitutes, and the remainder of such Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of each Credit Party which is a party thereto, legally binding upon it and enforceable against it in accordance with their respective terms.

     3.3 Incumbency and Authority of Signing Officer. The undersigned officer of each Borrower holds the office specified hereinbelow and, in such capacity, is duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of each Borrower, and to bind each Borrower accordingly thereby.

     3.4 No Material Litigation. Except as may be set forth on Schedule 3.4, there are no legal proceedings pending (or, so far as Borrower knows, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     3.5 Taxes. Each Credit Party has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

     3.6 Capital Stock. All capital stock, debentures, bonds, notes and all other securities of each Credit Party presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws.

     3.7 Corporate Organization. The charter and bylaws (or equivalent organizational documents) of each Credit Party are in full force and effect under the law of the jurisdiction of its incorporation and all amendments to said charter and bylaws (or equivalent organizational documents) have been duly and properly made under and in accordance with all applicable laws.

     3.8 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of each Loan, no Credit Party will be "insolvent", within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in
Section 101(32) of the Bankruptcy Code, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital.

     3.9 Title. Each Credit Party has good and marketable title to all of its properties subject to no Lien of any kind except for the Permitted Encumbrances.

     3.10 Margin Stock. No Credit Party is engaged principally, or as one of its important activities, in the business of purchasing or carrying any "margin stock", as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation U or X of said Board of Governors. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

     3.11 No Violations. The execution, delivery and performance by each Credit Party of the Loan Documents executed by it have been duly authorized by all necessary corporate or other action on its part and do not and will not require any consent or approval of the shareholder(s) of such Credit Party, violate any provision of any law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Credit Party or of the charter or bylaws (or equivalent organizational documents) of any Credit Party, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Credit Party is a party or by which it or its properties may be bound or affected; and no Credit Party is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except to the extent such default has not had and could not reasonably be expected to have a Material Adverse Effect.

     3.12 Financial Statements. The audited financial statements of the U.S. Borrower and its Consolidated Subsidiaries for its most recent Fiscal Year ending prior to the date of this Agreement together with the unaudited financial statements of the U.S. Borrower and its Consolidated Subsidiaries for its most recent Fiscal Quarter ending prior to the date of this Agreement for which statements have been prepared, copies of which heretofore have been furnished to Lender, are complete and accurately and fairly represent the financial condition of the U.S. Borrower and its Consolidated Subsidiaries, the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the U.S. Borrower or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Effect has occurred since the date of the balance sheet contained in the U.S. Borrower's annual audited financial statements described hereinabove.

     3.13 Pollution and Environmental Control. Each Credit Party has obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws.

     3.14 Possession of Permits. Each Credit Party possesses all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Credit Party is violation in any material respect of any of the foregoing.

     3.15 Subsidiaries. As of the Closing Date, no Credit Party has any Subsidiaries except as described on Schedule 3.15.


     3.16 Employee Benefit Plans. As of the Closing Date, no Credit Party has any Employee Benefit Plans exceptas described on Schedule 3.16.

     3.17 Reaffirmation. Each request for a Loan made by Borrower shall constitute an automatic representation and warranty by Borrower to Lender that as of the date of such Loan and after giving effect thereto there does not exist any Default Condition or Event of Default and all representations and warranties of the Credit Parties in the Loan Documents (other than those representations or warranties which are, by their terms, limited to a specific date) are true and correct in all material respects.

     4. AFFIRMATIVE COVENANTS. Borrower covenants to Lender that from and after the date hereof, and so long as any amount remain unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will comply (and cause each Subsidiary of Borrower to comply) with the affirmative covenants set forth below:

     4.1 Right to Inspect. Lender (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of any Credit Party at any reasonable time and without prior notice, and, without hindrance or delay, inspect, audit, check and make extracts from such Credit Party's books, records, journals, orders, receipts and any correspondence and other data relating to such Credit Party's business or to any other transactions between the parties hereto.

     4.2 Financial and Other Reporting.

     4.2.1 U.S. Borrower's Monthly Statement. The U.S. Borrower shall, as soon as practicable, and in any event within thirty (30) days after the end of each Fiscal Month, furnish to Lender unaudited financial statements of the U.S.
Borrower and its Consolidated Subsidiaries, including balance sheets, income statements and statements of cash flow, for the Fiscal Month ended, and for the Fiscal Year to date, on a consolidated and, if requested by Lender, consolidating basis, all prepared in accordance with GAAP (subject to year-end adjustments) and certified as to truth and accuracy by the chief financial officer of the U.S. Borrower.

     4.2.2 U.S.Borrower's Quarterly Statement.Borrower shall, as soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, furnish to Lender unaudited financial statements of the U.S. Borrower and its Consolidated Subsidiaries, including balance sheets, income statements and statements of cash flow, for the Fiscal Quarter ended, and for the Fiscal Year to date, on a consolidated and, if requested by Lender, consolidating basis, all prepared in accordance with GAAP (subject to year-end adjustments) and certified as to truth and accuracy by the chief financial officer of the U.S. Borrower.

     4.2.3 Borrower's Annual Statement. Borrower shall, as soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, furnish to Lender the annual audit report of the U.S. Borrower, certified without qualification by independent certified accountants selected by the U.S. Borrower and acceptable to Lender, and prepared in accordance with GAAP, together with relevant financial statements of the U.S. Borrower for the Fiscal Year then ended, on a consolidating and a consolidated basis, if available. The U.S. Borrower shall cause said accountants to furnish Lender with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the Notes, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination.

     4.2.4 Management Letters, Etc. Borrower shall, within five (5) Business Days after its receipt thereof, provide Lender with copies of all management letters, exception reports or other similar letters or reports received by Borrower from its independent certified public accountants.

     4.2.5 SEC Filings and Press Releases. Borrower shall, promptly upon their becoming available, provide Lender with copies of (i) all financial statements, reports, notices and proxy statements made publicly available by Borrower to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses (if any) filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by Borrower to the public concerning material changes or developments in the business of Borrower or any of its Subsidiaries.

     4.2.6 Default Notices. Borrower shall, as soon as practical and in any event within five (5) Business Days after Borrower acquires knowledge of the existence of any Default Condition or Event of Default or any other event which has had or could reasonably be expected to have a Material Adverse Effect, provide Lender with telephonic or telecopy notice of such Default Condition, Event of Default or any other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

     4.2.7 Certificate of No Default. Borrower shall, on a quarterly basis, not later than forty-five (45) days after the close of each of its Fiscal Quarters, and, on an annual basis, not later than one hundred twenty (120) days after the close of its Fiscal Year, certify to Lender, in a statement executed by the chief financial officer of the U.S. Borrower in the form of Exhibit F attached hereto, that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists or has occurred, specifying the nature and period of existence thereof. Each quarterly and annual certificate shall also set forth, in reasonable detail, compliance with all financial covenants set forth in Article 6 for the immediately preceding Fiscal Quarter, as applicable.

     4.2.8 Budget. Borrower shall, at least ten (10) days prior to the beginning of each Fiscal Year, deliver to Lender an annual budget for the U.S. Borrower and its Consolidated Subsidiaries for such Fiscal Year, as approved by the Board of Directors of the U.S. Borrower.

     4.2.9 Certain Required Notices. Promptly, upon its receipt of notice or knowledge thereof, Borrower will report to Lender: any lawsuit or administrative proceeding in which any Credit Party is a defendant in which the amount or amounts in controversy exceed $250,000.

     4.2.10 Borrowing Base Certificate and Other Collateral Reports. As soon as practicable, but in any event, on or before fifteen (15) days after the end of each Fiscal Month (or more frequently as requested by Lender from time to time in its sole discretion), Borrower shall deliver to Lender a duly executed certificate, with respect to satisfaction of the requirement that the aggregate amount of Advances outstanding shall not exceed the Override Borrowing Limitation, as of the last day of the preceding Fiscal Month, in the form of Exhibit L (a "Borrowing Base Certificate"), the statements in which, in each instance, shall be certified as to truth and accuracy by the chief financial officer of the U.S. Borrower, together with a status report, certified by the chief financial officer of the U.S. Borrower, which shall accompany each monthly Borrowing Base Certificate, showing: (A) the aggregate Dollar value of the items comprising the Accounts Receivable and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as Lender may request, including, without limitation, by account debtor name, address, invoice date, invoice number and due date); (B) the aggregate Dollar value of the items of Accounts Receivable subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as Lender may request); (C) the aggregate Dollar value of the items comprising the accounts payable of the U.S. Borrower and its Subsidiaries and the age of each individual item thereof as of the last day of the preceding month (segregating such items in such manner and to such degree as Lender may request); (D) the type, age, Dollar value and location of the Inventory as at the end of the preceding month, valued at the lower of its FIFO cost or market value; and (E) the aggregate Dollar value of all returns, repossessions or discounts with respect to Inventory. Additionally, Lender may, at any time in its sole discretion, require Borrower and each Subsidiary to permit Lender in its own name or any designee of Lender in its own name to verify the individual account balances of or any other matter relating to the individual account debtors immediately upon its request therefor by mail, telephone, telegraph or otherwise. Borrower and its Subsidiaries shall cooperate fully with the Lender in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of December of each year and upon request from the Lender, made at any time hereafter, Borrower shall furnish Lender with a then current customer and account debtor name and address list. In addition thereto, at such time or times as Lender may request or at any time if a Default Condition or Event of Default exists, Borrower shall provide Lender with copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of the Borrower and its Subsidiaries as the Lender shall reasonably request;

     4.2.11 Other Documents or Information. Borrower shall provide Lender with such other financial and other information respecting Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

     4.3 Payment of Taxes. Each Credit Party shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by such Credit Party, (y) such Credit Party maintains reasonable reserves on its books therefor and (z) the non-payment of such taxes does not result in a Lien other than a Permitted Encumbrance.

     4.4 Maintenance of Insurance. In addition to any requirements regarding insurance set forth in the Security Agreement or any of the other Loan Documents, each Credit Party shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include business interruption, freight, loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts satisfactory to Lender. Borrower shall file with Lender upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rate of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto and a copy of each such insurance policy.

     4.5 Maintenance of Property. Each Credit Party shall maintain its property in good working condition.

     4.6 Preservation of Existence. Each Credit Party shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation or company in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to be so qualified has not had and could not reasonably be expected to have a Material Adverse Effect.

     4.7 Compliance With Laws. Each Credit Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would or could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, each Credit Party shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, and local laws and regulations, except where the failure to obtain or maintain the same has not had and could not reasonably be expected to have a Material Adverse Effect.

     4.8 Certain Post-Closing Matters

     (a) On or prior to March 15, 2001, Borrower shall deliver, or cause to be delivered to Lender, (i) an opinion of German counsel, in form and substance satisfactory to Lender, as to the existence of the German Borrower, the due execution and delivery of this Agreement and all related Loan Documents to which it is party and such other matters as Lender shall request and (ii) an opinion of U.S. Virgin Islands counsel, in form and substance satisfactory to Lender, as to the existence of Gamma International, the due execution and delivery by it of its Guaranty and all related Loan Documents to which it is party and such other matters as Lender shall request and certified authorizing resolution of Gamma International.

     (b) On or prior to April 30, 2001: (i) Borrower shall deliver, or cause to be delivered to Lender, a (A) Stock Pledge Agreement relative to the stock of each Foreign Subsidiary as to which a Stock Pledge Agreement has not previously been delivered and (B) such amendments to, restatements of or ratifications of any Stock Pledge Agreements relative to the stock of Foreign Subsidiaries delivered to Lender prior to the Closing Date as Lender shall require (after consultation with local counsel as it shall deem appropriate); (ii) Borrower shall take all actions, or cause to be taken, all actions under the laws of each applicable jurisdiction necessary to perfect Lender's security interest in the stock pledged thereby (including, without limitation, effecting all necessary registrations and re-registrations), and (iii) Borrower shall deliver, or cause to be delivered, to Lender certified authorizing resolutions relative to each such Stock Pledge Agreement or amendment, restatement or ratification and such legal opinions in regard thereto as Lender shall request.

     (c) On or prior to April 30, 2001: (i) the Canadian Borrower shall deliver, or cause to be delivered to Lender, security documents, in form and substance satisfactory to Lender, relative to all, or substantially all, of its assets and shall take all actions, or cause to be taken all actions, under the laws of each applicable jurisdiction necessary to perfect Lender's security interest in such assets and (ii) the Canadian Borrower shall deliver, or cause to be delivered, to Lender certified authorizing resolutions relative to such security documents and such legal opinions in regard thereto as Lender shall request.

     (d) On or prior to April 30, 2001, the Borrower shall deliver, or cause to be delivered to Lender, a landlord lien waiver agreement, in form and substance satisfactory to Lender, signed by the landlords of each of its Norcross, Georgia locations.

     5. NEGATIVE COVENANTS. Borrower covenants to Lender that from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will not do (and will not permit any Subsidiary of Borrower to
do), without the prior written consent of Lender, any of the things or acts set forth below:

     5.1 Liens. No Credit Party shall create, assume, or suffer to exist any Lien on its property, except for (i) Permitted Encumbrances and (ii) any Liens on any shares of the U.S. Borrower's common stock repurchased, redeemed or otherwise acquired by it prior to the date hereof if and to the extent permitted pursuant to Section 5.5 of the U.S. Loan Agreement. Without limiting the generality of the foregoing, no Borrower shall, or shall permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any certificated or uncertificated shares, general or limited partnership interests, limited liability company interests, quotas or other equivalents (regardless of how designated) of or in any Foreign Subsidiary, other than in favor of Lender.

     5.2 Debt. No Credit Party shall incur, assume, or suffer to exist any Debt, except for: (i) Debt to Lender or any Affiliate of Lender; (ii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business of such Credit Party; (iii) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement); (iv) deferred taxes; (v) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; (vi) Debt under Capital Leases (inclusive of those described on Schedule 1.1B) and Debt secured by Purchase Money Liens not to exceed $3,700,000 in aggregate principal amount at any time outstanding;
(vii) the Foreign Credit Facilities and increases thereof or additions thereto in an amount not to exceed $750,000 in aggregate maximum amount during the term of this Agreement; and (viii) all other Debt not to exceed $100,000 in aggregate outstanding principal amount at any one time. Notwithstanding the foregoing, a Credit Party shall be permitted to cause letters of credit to be issued for the benefit of any creditor of any Foreign Subsidiary to the extent permitted by
Section 5.13 of this Agreement.

     5.3 Contingent Liabilities. No Credit Party shall guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except for
(i) endorsements of negotiable instruments for collection in the ordinary course of business and (ii) Guaranteed Obligations incurred by any Credit Party with respect to the Debt of another Credit Party so long as such Debt is otherwise permitted hereunder.

     5.4 Dividends. No Credit Party shall declare or pay any dividends on, or make any distribution with respect to, its shares of any class of capital stock, except that each Subsidiary of the U.S. Borrower may pay dividends to the U.S. Borrower.

     5.5 Redemptions. No Credit Party shall purchase, redeem, or otherwise acquire for value any of its shares of any class of its capital stock, except for purchases, redemptions or acquisitions from the U.S. Borrower.

     5.6 Restricted Investments. No Credit Party shall make any Restricted Investment except the following: (i) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000; (iii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; (iv) repurchases of stock of the Subsidiaries of the U.S. Borrower permitted pursuant to Section 5.5; and (v) any capital contribution, loan or advance, or transfer of any asset, to any Foreign Subsidiary to the extent permitted by Section 5.13 of this Agreement.

     5.7 Mergers. No Credit Party shall dissolve or otherwise terminate its corporate or company status or enter into any merger, reorganization or consolidation or make any substantial change in the basic type of business conducted by such Credit Party, as of the Closing Date, except that (i) any Subsidiary of the U.S. Borrower may be merged with and into the U.S. Borrower so long as the U.S. Borrower is the surviving corporation therefrom and (ii) any wholly-owned Subsidiary of the U.S. Borrower may merge with another wholly-owned

Subsidiary of the U.S. Borrower (other than (A) in the case of any Domestic Subsidiary, any Foreign Subsidiary and (B) in any event, any Foreign Subsidiary as to which a Stock Pledge Agreement has not been delivered to Lender), provided that (A) if any such Subsidiary is a Guarantor, the surviving entity from such merger shall also be a Guarantor and (B) neither the German Borrower nor the Canadian Borrower may be party to any such merger unless it is the surviving entity thereof.

     5.8 Affiliate Transactions. No Credit Party shall enter into, or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms which are no less favorable to such Credit Party than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     5.9 Subsidiaries. No Credit Party shall create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary, except that (i) any Subsidiary may transfer any of its assets to the U.S. Borrower or a Subsidiary of the U.S. Borrower which is a Guarantor or a Borrower, and (ii) subject to the limitations set forth in Section 5.13 hereof, any Foreign Subsidiary may transfer any of its assets to any other Foreign Subsidiary.

     5.10 Fiscal Year. No Credit Party shall change its Fiscal Year, or permit any Subsidiary to have a fiscal year different from the Fiscal Year of the U.S. Borrower.

     5.11 Disposition of Assets. No Credit Party shall sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of inventory or obsolete or unnecessary equipment in the ordinary course of such Credit Party's business or (ii) dispositions otherwise expressly permitted by this Agreement.

     5.12 Employee Benefit Plans. No Credit Party shall permit an Employee Benefit Plan to become materially underfunded or create any Employee Benefit Plan without prior written notice to Lender and upon such notification, this Agreement shall be amended as determined necessary by Lender in its discretion as a result of the creation of such Plan.

     5.13 Foreign Subsidiaries. No Credit Party shall make any capital contribution, loan or advance to any Foreign Subsidiary or transfer any assets to any Foreign Subsidiary or cause to be issued any letter of credit for the benefit of any creditor of any Foreign Subsidiary; provided, however, that a Credit Party shall be permitted to make capital contributions, loans or advances to any Foreign Subsidiary, or transfer any assets to any Foreign Subsidiary or cause to be issued letters of credit for the benefit of any creditor of any Foreign Subsidiary, so long as the aggregate amount of such transactions does not exceed $1,500,000 in any Fiscal Year and so long as no Default Condition or Event of Default exists or would be caused thereby.

     5.14 Certain Capital Expenditures. The U.S. Borrower and its Subsidiaries shall not make Capital Expenditures to acquire equipment for lease to their customers in an aggregate amount in excess of $2,500,000 during any Fiscal Year.

     6. FINANCIAL COVENANTS. Borrower covenants to Lender that, from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), the U.S. Borrower and its Consolidated Subsidiaries shall not breach or fail to comply with any of the following financial covenants with respect to any Fiscal Quarter, each of which shall be calculated on a consolidated basis in accordance with GAAP consistently applied:

     6.1 Fixed Charge Coverage Ratio. The U.S. Borrower and its Consolidated Subsidiaries shall have for each Fiscal Quarter ending closest to each date set forth below, a Fixed Charge Coverage Ratio of not less than that set forth below for such period:

                                                             Minimum Fixed
                     Fiscal Quarter Ending:              Charge Coverage Ratio:
                     ---------------------               ---------------------
                          May 31, 2001                         1.00:1.00
                         August 31, 2001                       1.00:1.00
                        November 30, 2001                      1.10:1.00
                        February 28, 2002                      1.20:1.00
              May 31, 2002 and each Fiscal Quarter             1.25:1.00
                        ending thereafter



     6.2 Funded Debt/EBITDA Ratio. The U.S. Borrower and its Consolidated Subsidiaries shall have for each Fiscal Quarter ending closest to each date set forth below a Funded Debt/EBITDA Ratio of not more than that set forth below for such period:

                                                             Maximum Funded
                     Fiscal Quarter Ending:                Debt/EBITDA Ratio:
                     ---------------------                 -----------------
                       February 28, 2001                     6.20 to 1.00
                         May 31, 2001                        4.85 to 1.00
                        August 31, 2001                      4.00 to 1.00
                       November 30, 2001                     3.25 to 1.00
                       February 28, 2002                     2.75 to 1.00
              May 31, 2002 and each Fiscal Quarter           2.50 to 1.00
                       ending thereafter

Solely for purposes of this Section 6.2, so long as any Debt of the U.S. Borrower or any of its Consolidated Subsidiaries is, by its terms, expressly subordinated to the obligations of such Credit Party to Lender, including, without limitation, all Obligations, on terms and conditions satisfactory to Lender in its sole discretion, and so long as Lender determines, in its sole discretion, that such subordination is and continues to be in all respects valid and enforceable against the holders of such obligations, such subordinated Debt shall not be included as Funded Debt; provided, however, that the foregoing shall not be deemed to be a consent by Lender to the incurrence by any Credit Party of any Debt not otherwise permitted to be incurred pursuant to Section 5.2.

     6.3 Leverage Ratio. The U.S. Borrower and its Consolidated Subsidiaries shall have at the end of each Fiscal Quarter ending on February 28, 2001, May 31, 2001, August 31, 2001, November 30, 2001 or February 28, 2002, a Leverage Ratio (expressed as a percentage) of not more than 55%, and the U.S. Borrower and its Consolidated Subsidiaries shall have for each Fiscal Quarter ending thereafter a Leverage Ratio (expressed as a percentage) of not more than 50%:

     6.4 Interest Coverage Ratio. The U.S. Borrower and its Consolidated Subsidiaries shall have for each Fiscal Quarter ending closest to each date set forth below an Interest Coverage Ratio of not less than that set forth below for such period:


                                                  Minimum Interest Coverage
                Fiscal Quarter Ending:                      Ratio
                ----------------------            -------------------------
                     May 31, 2001                         1.00:1.00
                    August 31, 2001                       1.00:1.00
                   November 30, 2001                      1.20:1.00
                   February 28, 2002                      1.50:1.00
         May 31, 2002 and each Fiscal Quarter             1.80:1.00
                   ending thereafter

     7. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

     7.1 Obligations. Borrower shall fail to make any payments on any of its Obligations when due.

     7.2 Misrepresentations. Any Credit Party shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished to Lender at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

     7.3 Certain Covenants. Any Credit Party shall default in the observance or performance of any covenant or agreement contained in Section 4.1, 4.2, 4.6 or
4.9 or in Article 5 or 6 hereof.

     7.4 Other Covenants. Any Credit Party shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents (other than a default the performance or observance of which is dealt with specifically elsewhere in this Article 7) unless (i) with respect to this Agreement, such default is cured to Lender's satisfaction within thirty
(30) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower and
(ii) with respect to any other Loan Document, such default is cured within any applicable grace, cure or notice and cure period contained therein.

     7.5 Other Debts. Any Credit Party shall default in connection with any agreement for Debt with any creditor other than Lender in excess of $100,000 which entitles said creditor to accelerate the maturity thereof.

     7.6 Voluntary Bankruptcy. Any Credit Party shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; any Credit Party shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; any Credit Party shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of such Credit Party or for a substantial part of its property; any Credit Party shall make an assignment for the benefit of creditors; or any Credit Party shall be unable or shall fail to pay its debts generally as such debts become due, or any Credit Party shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

     7.7 Involuntary Bankruptcy. There shall have been filed against any Credit Party an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing and such petition shall remain undismissed or unstayed for 60 days or more or an order for the relief sought by such petition shall have been entered; any Credit Party shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of such Credit Party or for all or a substantial part of its property; or any Credit Party shall suffer or permit the issuance of a writ or warrant of attachment, execution or similar process against all or any substantial part of the property of such Credit Party.

     7.8 Judgments. A final judgment or order for the payment of money is rendered against any Credit Party in the amount of $250,000 or more (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days.

     7.9 Material Adverse Effect. There shall be any event, act, condition or occurrence having a Material Adverse Effect.

     7.10 Change of Control. Either (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired after the date hereof beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of twenty percent (20%) or more of the issued and outstanding shares of capital stock of the U.S. Borrower having the right to vote for the election of directors of the U.S. Borrower under ordinary circumstances, (b) during any period of 12 consecutive calendar months ending after the date hereof, individuals who at the beginning of such period constituted the board of directors of the U.S. Borrower (together with any new directors whose election to the board of directors of the U.S. Borrower or whose nomination for such election by the stockholders of the U.S. Borrower was approved by a vote of at least 2/3rd of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors of the U.S. Borrower then in office; or (c) the U.S. Borrower shall fail to own one hundred percent (100%) of the issued and outstanding capital stock of the German Borrower, the Canadian Borrower or any other Credit Party having the right to vote for the election of directors of such Credit Party under ordinary circumstances.

     7.11 Change in Management. Two or more of the Principal Officers shall die, become incapacitated or otherwise cease to be actively involved in the day-to-day executive management of the U.S. Borrower.

     7.12 Interest Rate Protection Agreements. Any default, event of default or similar event shall occur under any Interest Rate Protection Agreement between any Borrower and Lender or any Affiliate of Lender, including, without limitation, any "Event of Default" or "Termination Event" under that certain Master Agreement, dated as of March 17, 1995, between the German Borrower and Lender, together with the Schedules and Confirmations thereto, as amended or modified from time to time, or any "Event of Default" or "Termination Event" under that certain Master Agreement, dated as of December 10, 1996, between the Canadian Borrower and Lender, together with the Schedules and Confirmations thereto, as amended or modified from time to time.

     8. REMEDIES. Upon the occurrence of any Default Condition or Event of Default, Lender's obligation to extend financing under the Lines of Credit shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is so cured or waived. Upon the occurrence or existence of any Event of Default, or any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies set forth in Sections 8.1, 8.2, 8.3 and 8.4 below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

     8.1 Acceleration of the Obligations. Lender, at its option, may declare all of the Obligations (including but not limited to that portion thereof evidenced by any one or more of the Notes) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding.

     8.2 Default Rate. If Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on any or all of the Obligations then outstanding for so long thereafter as Lender further shall elect to a rate not to exceed the Default Rate.

     8.3 Other Remedies. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

     8.4 Set Off. To the extent not prohibited by law, Borrower hereby grants to Lender a security interest in and security title to and hereby assigns, pledges, transfers and conveys to Lender any balance or deposit accounts of the Borrower with the Lender, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes or other items deposited for collection or presented for payment by Borrower with Lender, exclusive of any such property in the possession or control of Lender as a fiduciary other than as agent, and Lender may at any time during the existence of any Event of Default, without demand or notice, appropriate and apply any of such to the payment to any of the Obligations, whether or not then due.

     9. MISCELLANEOUS

     9.1 Waiver. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or further exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

     9.2 Governing Law. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS) OF THE STATE OF GEORGIA.

     9.3 Survival. All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Lines of Credit, until all of the Obligations have been paid in full and Lender is no longer obligated to make any Loans hereunder, but Borrower's obligations under Sections 2.2.3, 9.6 and 9.20 hereof shall survive any termination of this Agreement.

     9.4 No Assignment by Borrower. No assignment hereof or of any Loan Document shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participants in, its rights, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of Borrower.

     9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     9.6 Reimbursement. Borrower shall pay to Lender on demand all out-of-pocket costs, taxes (other than taxes based on income) and expenses that Lender pays or actually incurs in connection with the negotiation, preparation, consummation, modification, administration, restructuring, enforcement or termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' fees and paralegals' fees and disbursements of outside counsel; (b) costs and expenses (including outside attorneys' and paralegals' fees and disbursements) for the initial preparation and closing of the Loan Documents, or any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (d) stamp, documentary, recording, property, ad valorem or other similar taxes payable in respect to any of the Loan Documents, the Obligations or the Collateral, and (e) after an Event of Default, costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce any Lien in the Collateral, sell or otherwise realize upon any Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged to any of the Master Notes. Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. Without limitation of the foregoing, Borrower shall pay Lender's standard audit fee in connection with any field audits conducted pursuant to Section 4.1 (which on the date hereof is $2500) and shall further pay all Lender's out-of-pocket expenses (including, without limitation, expenses for travel, lodging and meals) incurred in connection with any such audit.

     9.7 Successors and Assigns. This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

     9.8 Severability. If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.9 Notices. All notices, requests and demands to or upon any party hereto shall be deemed to have been given or made when personally delivered or the third day after being deposited in the mail, registered or certified mail, postage prepaid, addressed to it at its address set forth beneath its signature below (or to such other address as may be designated by it hereafter in writing) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

     9.10 Entire Agreement; Amendments. This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought. This Agreement constitutes an amendment and restatement of the U.S. Loan Agreement, the Canadian Loan Agreement and the German Loan Agreement. The execution and delivery of this Agreement shall not constitute a novation, waiver, release or modification of any rights, claims or remedies of Lender under the U.S. Loan Agreement, the Canadian Loan Agreement or the German Loan Agreement or otherwise, based on any facts or events occurring or existing prior to the execution and delivery of this Agreement.

     9.11 Time of Essence. Time is of the essence in this Agreement and the other Loan Documents.

     9.12 Interpretation. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     9.13 Lender Not a Joint Venturer. Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with any Credit Party or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and any Credit Party.

     9.14 Jurisdiction. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

     9.15 Acceptance. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its principal office in Atlanta, Fulton County, Georgia and accepted in writing by Lender at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

     9.16 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Georgia, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

     9.17 Cure of Defaults by Lender. If, hereafter, any Credit Party defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

     9.18 Recitals. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

     9.19 Sole Benefit. The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

     9.20 Indemnification. Borrower will hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender. As used herein, "Proceedings" shall mean actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning Environmental Laws. At the request of Lender, Borrower will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section shall survive the termination of this Agreement and payment of the Obligations.

     9.21 Jury Trial Waiver. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE OBLIGATIONS OR ANY COLLATERAL THEREFOR.

     9.22 Judgment Currency. (a) If any Obligation due from the Borrower under this Agreement, any Note, any other Loan Document or any Interest Rate Protection Agreement or under any order or judgment given or made in relation hereto or thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or thereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Borrower with any Governmental Authority or in any court or tribunal or (ii) enforcing any order or judgment given or made in relation hereto or thereto, such Obligation shall be discharged only to the extent that on the date when received by Lender, the sum so adjudged to be due in the second currency, after conversion to the first currency is equal to the amount of the Obligation when denominated in the first currency, and the Borrower shall indemnify and hold harmless Lender from and against any loss actually suffered as a result of any discrepancy between (A) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (B) the rate or rates of exchange at which Lender, acting in good faith, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its obligations hereunder and under the other Loan Documents.

     (a) Except where otherwise expressly provided in this Agreement in any case where the first currency is to be converted into the second currency, the rate of exchange used shall be Lender's spot rate of exchange for the purchase of the first currency with the second currency at the close of business on the Business Day preceding the date on which judgment is given or any order for payment is made.

     10. CONDITIONS PRECEDENT

     10.1 Conditions to Initial Loans. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to the effectiveness of this Agreement and any obligation of Lender hereunder to make the initial Loan or Loans on the Closing Date:

     10.1.1 Loan Documents. Receipt by Lender of this Agreement and the Notes as well as the Security Agreement, the Stock Pledge Agreements to be executed and delivered on the date hereof and the other Loan Documents and such additional Loan Documents as Lender shall deem to be necessary or appropriate (including, without limitation, patent and trademark collateral assignments).

     10.1.2 Guaranties. Receipt by Lender of a Guaranty signed by each Guarantor.

     10.1.3 No Default. No Default Condition or Event of Default shall exist at the time of and after giving effect to such Loan, and Borrower shall in all respects be in compliance with all of the terms of the Loan Documents, as evidenced by its delivery of a duly completed and executed certificate of no default to such effect, which shall be substantially in the form of Exhibit F attached hereto.

     10.1.4 Secretary's Certificate. Receipt by Lender of a certificate dated as of the Closing Date from the Secretary (or Assistant Secretary) of each of Borrower and Guarantor certifying to Lender that appropriate resolutions have been adopted by the Board of Directors of such Credit Party incident hereto and that the officers of such Credit Party whose signatures appear hereinbelow or on the other Loan Documents, and on any and all other documents, instruments and agreements executed on behalf of such Credit Party in connection herewith, are duly authorized by the Board of Directors of such Credit Party for and on behalf of such Credit Party to execute and deliver such Loan Documents and such other documents, instruments and agreements, and to bind such Credit Party accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit G in the case of Borrower and Exhibit H in the case of each Guarantor.

     10.1.5 Good Standing Certificates. Receipt by Lender of a certificate of good standing with respect to each Borrower and Guarantor from the appropriate officer of the jurisdiction of organization of such Borrower or Guarantor, dated within 30 days of the date hereof.

     10.1.6 Articles/By-Laws. Receipt by Lender of copies of the articles of incorporation and bylaws (or equivalent documents) of each of Borrower and Guarantor as in effect on the Closing Date, certified as to truth and accuracy by the Secretary or an Assistant Secretary of such Borrower or Guarantor.

     10.1.7 Solvency Certificate. Lender shall have received a Solvency Certificate, in the form of Exhibit I attached hereto, dated as of the Closing Date and duly executed and completed by the chief financial officer of the U.S. Borrower.

     10.1.8 Opinion of Counsel. Receipt by Lender of an opinion of counsel for each Borrower and Guarantor in substantially the form of Exhibit J.

     10.1.9 Telephone Instruction Letter. Receipt by Lender of a telephone instruction letter, concerning requests for advances under the Line of Credit, and in the form of Exhibit K attached hereto, duly completed and executed by Borrower.

     10.1.10 Other. Receipt by Lender of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.

     10.2 Conditions to all Loans. Unless waived in writing by Lender, Lender shall not be obligated to make any Loan (whether on or after the Closing Date) if as of the date of such Loan or after giving effect to the making of such
Loan:

     10.2.1 Representations and Warranties. Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date; or

     10.2.2 Material Adverse Effect. Any event or circumstance having a Material Adverse Effect shall have occurred since the date of this Agreement as determined by the Lender; or

     10.2.3 Default Condition or Event of Default. Any Event of Default or Default Condition shall have occurred and be continuing or would result after giving effect to such Loan; or

     10.2.4 Actions or Proceedings. Any action or proceeding shall have been instituted or pending before any court or other governmental authority or, to the knowledge of the Borrower or the Lender, threatened which seeks to prohibit, enjoin or restrict the consummation of the Acquisition or any part thereof or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

     10.2.5 No Violation of Law. The Loan to be made and the use of the proceeds thereof shall contravene, violate or conflict with, or involve any Credit Party or the Lender in a violation of, any law, rule, injunction, regulation, or order of any court of law or other governmental authority.

Each request for a Loan by Borrower hereunder shall constitute a representation and warranty by Borrower to Lender, as of the date of such Loan, that all applicable conditions specified in this Article 10 have been satisfied.

     11. COLLATERAL. Each Borrower hereby acknowledges and agrees, for itself and its Subsidiaries, that all Collateral in which it or any such Subsidiary has granted a security interest to Lender, whether pursuant to the Security Agreement, any Stock Pledge Agreement or any other Loan Document, shall secure all Obligations of such Borrower and such Subsidiary and of each other Credit Party to Lender, whether for principal, interest, fees, expenses or other amounts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                WACHOVIA BANK,
                                NATIONAL ASSOCIATION


                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                Address:

                                191 Peachtree Street, N.W.
                                Atlanta, Georgia 30303
                                Attn: Specialized Finance Group

























                    [SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                IMMUCOR, INC.


                                 By:
                                 -----------------------------------------
                                 Name:  Steven C. Ramsey
                                 Title:    Chief Financial Officer
                                 Address:

                                 3130 Gateway Drive
                                 Norcross, Georgia 30091-5625
                                 Attn: Chief Financial Officer




























                    [SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                DOMINION BIOLOGICALS LIMITED


                                By:
                                -----------------------------------------
                                Name:  Steven C. Ramsey
                                Title:    Vice President

                                Address:

                                3130 Gateway Drive
                                Norcross, Georgia 30091-5625
                                Attn: Chief Financial Officer






























                    [SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                IMMUCOR MEDIZINISCHE DIAGNOSTIK GMBH


                                By:
                                -----------------------------------------
                                Name:  Edward L. Gallup
                                Title:    Managing Director

                                Address:

                                3130 Gateway Drive
                                Norcross, Georgia 30091-5625
                                Attn: Chief Financial Officer


                                  EXHIBIT 1.1A

                            Foreign Credit Facilities and Foreign Credit Facility Liens

Immucor, Inc.
Debt by Affiliate as of 11/30/2000

                                  USD                           USD
                              ------------                   -----------
                                Credit         Type of       Collateral                       Interest    Maturity
 Description     Affiliate      Lines        Collateral        Amount           Guarantor        Rate       Date
Line of Credit    Existing     1,571,000     A/R, gov't     602,000/160,000      Immucor      5.65% to       until
                   Italy                   bonds, parent                                       8.625%      revocated
                                              guarantee

Line of Credit    New Italy      766,000    A/R, parent          586,000         Immucor                     until
                                              guarantee                                                     revocated

Line of Credit      Spain      1,500,000  parent guarantee                       Immucor       6.25%      12/20/2001,
                                                                                                             annual
                                                                                                             renewal

Notes Payable      Belgium       222,222  parent guarantee                       Immucor      5.03% to       Nov-07
                                                                                               10.09%

Line of Credit     Belgium       666,667  parent guarantee                       Immucor      5.5% to 6%     Nov-07

                                4,725,889                      AR=$1,888,000
                                                               gov't bonds =
                                                                  $160,000


                                  EXHIBIT 1.1B

                                 Capital Leases

Immucor, Inc.
Capital Lease detail as of 1/31/01

                                                                                                       Totals
Vendor                                                    Current              Long Term            as of 1/31/01
-------------------------------------------         -------------------- ---------------------- ----------------------

Banker's Direct Leasing                                      635,743.31           1,639,510.46           2,275,244.77
EAB                                                           84,757.24             199,703.89             284,461.13
IBM                                                            9,609.96                      -               9,609.96
Steelcase                                                     23,047.17              78,159.32             101,206.49
Volvo                                                          5,737.53              12,858.74              18,596.27
                                                    -------------------- ---------------------- ----------------------

                                                             758,886.21           1,930.232.41           2,689,118.62



                                    EXHIBIT A

COUNTY OF FULTON

STATE OF GEORGIA                                             February ___, 2001

                                   MASTER NOTE

     1. FOR VALUE RECEIVED, the undersigned, ___________________________ a _____________________ ("Borrower"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), at the principal office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in _______________________, the principal sum of _____________________
($__________), or so much thereof as may be disbursed and remain outstanding from time to time hereafter under that certain "__________________ Line of Credit" opened by Lender in favor of Borrower pursuant to the terms of that certain Loan Agreement, dated as of February 23, 2001, among Lender, Borrower and certain affiliates of Borrower (hereinafter, as it may be amended or supplemented from time to time, called the "Loan Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, on the ___________________ Termination Date, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year) on each advance made hereunder from date of advance until paid in full at the rate per annum equal to the Applicable Rate. Accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable at such times as are provided in the Loan Agreement and on the _______________ Termination Date.

     2. Borrower agrees, in the event that this Master Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorneys' fees.

     3. This Master Note evidences borrowing under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "___________ Master Note" defined in Section 1.1 thereof.

     4. Nothing herein shall limit any right granted to Lender by any other instrument or by law or equity.

     5. Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

     IN WITNESS WHEREOF, Borrower has caused this ______________ Master Note to be signed and delivered as of the day and year first above written.



                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                    EXHIBIT B

COUNTY OF FULTON

STATE OF GEORGIA                                            February ___, 2001

                                  CAD TERM NOTE

     1. FOR VALUE RECEIVED, the undersigned, IMMUCOR, INC., a Georgia corporation ("Borrower"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), at the principal office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in legal tender of Canada, the principal sum of THREE MILLION EIGHT HUNDRED TWENTY-SEVEN THOUSAND THREE HUNDRED THIRTY-THREE AND 34/100 CANADIAN DOLLARS (3,827,333.34 Cn$), constituting the outstanding principal balance of the "CAD Term Loan", as that term is defined in that certain Loan Agreement, dated as of even date herewith, among Lender, Borrower and certain affiliates of Borrower (hereinafter, as it may be amended or supplemented from time to time, the "Loan Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year)  from  date  hereof at the rate per annum  equal to the  Applicable  Rate.
Accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and at such times as are provided in the Loan Agreement and at maturity. Commencing on March 1, 2001, and continuing to be due on each succeeding Payment Date, the principal amount hereof shall be due and payable in the following installments which shall be due on the following Payment Dates (except that the entire remaining unpaid principal balance hereof together with all accrued but unpaid interest thereon shall be due and payable on the last Payment Date specified below):

         Payment Date                        Principal Installment Due
         ------------                        -------------------------
         March 1, 2001                             Cn$478,416.66
         June 1, 2001                              Cn$478,416.66
         September 1, 2001                         Cn$478,416.66
         December 1, 2001                          Cn$478,416.66
         March 1, 2002                             Cn$478,416.66
         June 1, 2002                              Cn$478,416.66
         September 1, 2002                         Cn$478,416.66
         December 1, 2002                          Cn$478,416.72


     2. Borrower agrees, in the event that this CAD Term Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorneys' fees.

     3. This CAD Term Note evidences borrowing under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "CAD Term Note" defined in Section 1.1 thereof.

     4. Nothing herein shall limit any right granted Lender by any other instrument or by law.

     5. Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

     IN WITNESS WHEREOF, Borrower has caused this CAD Term Note to be signed and delivered as of the day and year first above written.

                                IMMUCOR, INC.


                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                   EXHIBIT C-1

COUNTY OF FULTON

STATE OF GEORGIA                                           February ___, 2001

                                   TERM NOTE A

     1. FOR VALUE RECEIVED, the undersigned, IMMUCOR, INC., a Georgia corporation ("Borrower"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), at the principal office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in legal tender of the of the United States of America, the principal sum of TWENTY MILLION DOLLARS ($20,000,000), constituting the proceeds of the Term Loan A made to Borrower by Lender pursuant to that certain Loan Agreement, dated as of even date herewith, among Lender, Borrower and certain Subsidiaries of Borrower (hereinafter, as it may be amended or supplemented from time to time, the "Loan Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year)  from  date  hereof at the rate per annum  equal to the  Applicable  Rate.
Accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable at such times as are provided in the Loan Agreement and at maturity. Commencing on March 1, 2001, and continuing to be due on each succeeding Payment Date, the principal amount hereof shall be due and payable in the following installments which shall be due on the following Payment Dates (except that the entire remaining unpaid principal balance hereof together with all accrued but unpaid interest thereon shall be due and payable on the last Payment Date specified below):

       Payment Date                            Principal Installment Due
       ------------                            -------------------------
       March 1,2001                                     $375,000
       June 1, 2001                                     $375,000
       September 1, 2001                                $375,000
       December 1, 2001                                 $375,000
       March 1, 2002                                    $875,000
       June 1, 2002                                     $875,000
       September 1, 2002                                $875,000
       December 1, 2002                                 $875,000
       March 1, 2003                                   $1,250,000
       June 1, 2003                                    $1,250,000
       September 1, 2003                               $1,250,000
       December 1, 2003                                $1,250,000
       March 1, 2004                                   $1,250,000
       June 1, 2004                                    $1,250,000
       September 1, 2004                               $1,250,000
       December 1, 2004                                $1,250,000
       March 1, 2005                                   $1,250,000
       June 1, 2005                                    $1,250,000
       September 1, 2005                               $1,250,000
       December 1, 2005                                $1,250,000

     2. Borrower agrees, in the event that this Additional Term Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorneys' fees.

     3. This Term Note A evidences borrowing under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "Term Note A" defined in Section 1.1 thereof.

     4. Nothing herein shall limit any right granted Lender by any other instrument or by law.

     5. Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

     IN WITNESS WHEREOF, Borrower has caused this Term Note A to be signed and delivered as of the day and year first above written. IMMUCOR, INC.


                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                   EXHIBIT C-2

COUNTY OF FULTON

STATE OF GEORGIA                                           February ___, 2001

                                   TERM NOTE B

     1. FOR VALUE RECEIVED, the undersigned, IMMUCOR, INC., a Georgia corporation ("Borrower"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), at the principal office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in legal tender of the of the United States of America, the principal sum of SIX MILLION DOLLARS ($6,000,000), constituting the proceeds of the Term Loan B made to Borrower by Lender pursuant to that certain Loan Agreement, dated as of even date herewith, among Lender, Borrower and certain affiliates of Borrower (hereinafter, as it may be amended or supplemented from time to time, the "Loan Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year)  from  date  hereof at the rate per annum  equal to the  Applicable  Rate.
Accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable at such times as are provided in the Loan Agreement and at maturity. The outstanding principal balance of this Term Note B shall be due and payable in full on December 1, 2005.

     2. Borrower agrees, in the event that this Term Note B or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorneys' fees.

     3. This Term Note B evidences borrowing under, is subject to and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "Term Note B" defined in Section 1.1 thereof.

     4. Nothing herein shall limit any right granted Lender by any other instrument or by law.

     5. Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Term Note B to be signed and delivered as of the day and year first above written.

                                IMMUCOR, INC.


                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                   EXHIBIT D-1

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of _____________, ____, made by [_______________________________________________________________], a
______________ corporation ("Guarantor"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Guaranteed Party").

                              W I T N E S S E T H:

     WHEREAS, Immucor, Inc., a Georgia corporation (the "U.S. Borrower"), Dominion Biologicals Limited, the successor by amalgamation to 300524 Nova Scotia Limited and itself a corporation incorporated under the laws of Canada ("Canadian Borrower"), and Immucor Medizinische Diagnostik GmbH, a corporation incorporated under the laws of the Federal Republic of Germany ("German Borrower"; U.S. Borrower, Canadian Borrower and German Borrower, individually and collectively, "Borrower") the Guaranteed Party are parties to a Loan Agreement, dated as of February ___, 2001, which constitutes an amendment and restatement of that certain Loan Agreement dated as of October 27, 1998, between the U.S. Borrower and the Guaranteed Party, as amended (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which, subject to the terms and conditions set forth therein, the Guaranteed Party has committed to make certain Loans available to or at the request of the Borrower; and

     WHEREAS, Borrower and Guarantor share an identity of interests as members of a consolidated group of companies engaged in similar or related businesses and the making of the Loans available to or at the request of Borrower will facilitate expansion and enhance the overall financial strength and stability of the corporate group of which Guarantor is a part; and

     WHEREAS, it is a condition precedent to the Guaranteed Party's obligations to make or continue to make the Loans available under the Loan Agreement that Guarantor execute and deliver this Guaranty, and Guarantor desires to execute and deliver this Guaranty to satisfy such condition precedent.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to make or continue to make the Loans available under the Loan Agreement, Guarantor hereby agrees as follows:

     1. Guaranty of Obligations. (a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party the prompt payment when due, whether at stated maturity, by acceleration or otherwise, of the Loans made to Borrower and all of Borrower's other Obligations (as defined in the Loan Agreement, and including all renewals, extensions, modifications, and refinancings thereof) now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and all expenses (including reasonable attorneys' fees and expenses) incurred by the Guaranteed Party in enforcing any of its rights under the Loan Agreement and the other Loan Documents (all of the foregoing, collectively, the "Guaranteed Obligations"). Any and all payments made by Guarantor hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholdings so that, in each case, the Guaranteed Party shall receive the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations.

     (b) Guarantor acknowledges and agrees that this Guaranty is a guaranty of payment and not of collection and that the liability of Guarantor under this Guaranty shall be immediate and primary and shall not be contingent upon the exercise or enforcement by the Guaranteed Party of any remedies the Guaranteed Party may have against the Borrower, any other guarantor of the Guaranteed Obligations or any other person, or the enforcement of any lien or realization upon any collateral the Guaranteed Party may at any time possess for any of the Guaranteed Obligations.

     2. Maximum Liability. It is the intention of Guarantor and the Guaranteed Party that Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, fraudulent conveyance or transfer or similar laws ("Applicable Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render Guarantor insolvent, or leave Guarantor with unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This Section is intended solely to preserve the rights of the Guaranteed Party hereunder to the maximum extent permitted by Applicable Law, and neither Guarantor nor any other Persons shall have any right or claim under this Section that would not otherwise be available under Applicable Law.

     3. Guaranty Absolute. This Guaranty shall in all respects be an absolute, unconditional and irrevocable guaranty of payment of the Guaranteed Obligations and Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Party with respect thereto. The liability of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever, including without limitation any of the following (whether or not Guarantor consents thereto or has notice thereof): (i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Guaranteed Obligations or Loan Documents, any waiver of or any renewal, extension, increase, amendment or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of, any of the Guaranteed Obligations or Loan Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Guaranteed Obligations or Loan Documents; (ii) any lack of validity, legality or enforceability of any of the Guaranteed Obligations or Loan Documents or any other document, instrument, or agreement referred to therein or of any assignment or transfer of any of the foregoing; (iii) any furnishing to the Guaranteed Party of any additional collateral for any of the Guaranteed Obligations or any sale, exchange, release or surrender of, or realization on, any collateral for any of the Guaranteed Obligations; (iv) any settlement, release or compromise of any of the Guaranteed Obligations or Loan Documents, any collateral therefor, or any liability of any other party (including without limitation any other guarantor) with respect to any of the Guaranteed Obligations or Loan Documents, or any subordination of payment of any of the Guaranteed Obligations to the payment of any other indebtedness, liability or obligation of the Borrower; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to the Borrower or any other change in the ownership, composition or nature of the Borrower; (vi) any non-perfection, subordination, release, avoidability or voidability of any security interest, security title, pledge, collateral assignment or other lien of the Guaranteed Party on any collateral for any of the Guaranteed Obligations or this Guaranty; (vii) any application of sums paid by the Borrower or any other person with respect to any of the Guaranteed Obligations, except to the extent actually applied against the Guaranteed Obligations, regardless of what other liabilities of the Borrower remain unpaid; (viii) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person (including any other guarantor of any of the Guaranteed Obligations) under the provisions of any of the Loan Documents or otherwise, or any failure of the Guaranteed Party to exercise any right or remedy against any other guarantor of or any collateral for any of the Guaranteed Obligations; (ix) any other act or failure to act by the Guaranteed Party which may adversely affect any guarantor of the Guaranteed Obligations; or
(x) any other circumstance which might otherwise constitute a defense against, or a legal or equitable discharge of, the liability of any guarantor of the Guaranteed Obligations.

     4. Guaranty Continuing; Reinstatement. This Guaranty shall in all respects be a continuing and irrevocable guaranty of payment and shall remain in full force and effect until the Guaranteed Party is no longer under any obligation to extend any further credit to Borrower under the Loan Agreement and no Guaranteed Obligations are outstanding. If claim is ever made upon the Guaranteed Party for repayment or recovery of any amount received by the Guaranteed Party in payment or on account of any of the Guaranteed Obligations, and if the Guaranteed Party repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property or (ii) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including without limitation the Borrower or a trustee, conservator or receiver for the Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation or cancellation of this Guaranty or of any of the Loan Documents, and Guarantor shall be and remain liable to the Guaranteed Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party and Guarantor's obligations and liabilities to the Guaranteed Party under this Guaranty shall be reinstated to such extent and this Guaranty and any collateral for this Guaranty shall remain in full force and effect (or shall be reinstated) to such extent. Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable under this Guaranty whenever the Guaranteed Party seeks to enforce such liability against Guarantor or its property.

     5. Waivers and Consents. Guarantor hereby waives: (i) notice of acceptance of this Guaranty by the Guaranteed Party; (ii) notice of the creation, existence, acquisition, extension, or renewal of any of the Guaranteed
Obligations; (iii) notice of the amount of the Guaranteed Obligations outstanding from time to time, subject, however, to Guarantor's right to make inquiry of the Guaranteed Party at reasonable intervals to ascertain the amount of Guaranteed Obligations then outstanding; (iv) notice of any default or event of default under any of the Loan Documents or with respect to any of the Guaranteed Obligations or notice of any other adverse change in the Borrower's financial condition or means or ability to pay any of the Guaranteed Obligations or perform its obligations under any of the Loan Documents or notice of any other fact which might increase the risk of any guarantor of the Guaranteed Obligations; (v) notice of presentment, demand, protest, and notice of dishonor or nonpayment as to any instrument; (vi) notice of any acceleration or other demand for payment of any of the Guaranteed Obligations; and (vii) all other notices and demands to which Guarantor might otherwise be entitled with respect to any of the Guaranteed Obligations or the Loan Documents or with respect to the Guaranteed Party's enforcement of its rights and remedies thereunder. Guarantor further waives any right Guarantor may have, by statute or otherwise, to require the Guaranteed Party to seek recourse first against the Borrower or any other person, or to realize upon any collateral for any of the Guaranteed Obligations, as a condition precedent to enforcing Guarantor's joint and several liability and obligations under this Guaranty, and Guarantor further waives any defense arising by reason of any incapacity or other disability of the Borrower or by reason of any other defense which the Borrower may have on any of the Guaranteed Obligations or under any of the Loan Documents. Guarantor consents and agrees that, without notice to or consent by any other guarantor of the Guaranteed Obligations and without affecting or impairing the liability of any guarantor of the Guaranteed Obligations, the Guaranteed Party may compromise or settle, extend the period of duration or the time for the payment, discharge or performance of any of the Guaranteed Obligations or Loan Documents, or may refuse to enforce or may release all or any parties to any or all of the Guaranteed Obligations (including without limitation any other guarantor thereof) or any collateral therefor, or may grant other indulgences to any of the Borrower or such other parties in respect thereof, or may waive, amend or supplement in any manner the provisions of any of the Loan Documents or any other document, instrument or agreement relating to or securing any of the Guaranteed Obligations (other than this Guaranty), or may release, surrender, exchange, modify, or compromise any and all collateral securing any of the Guaranteed Obligations or in which the Guaranteed Party may at any time have a lien, or may refuse to enforce its rights or may make any compromise or settlement or agreement therefor, in respect of any and all of such collateral, or with any party to any of the Guaranteed Obligations or Loan Documents, or with any other person, or may release or substitute any one or more of the other endorsers or guarantors of the Guaranteed Obligations whether parties to this Guaranty or not, or may exchange, enforce, waive or release any collateral for any guaranty of any of the Guaranteed Obligations. Guarantor further consents and agrees that the Guaranteed Party shall not be under any obligation to marshal any assets in favor of any guarantor of the Guaranteed Obligations or against or in payment of any of the Guaranteed Obligations.

     6. Waiver of Certain Rights. Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which Guarantor may now or hereafter have against the Borrower or against any property of the Borrower arising from the existence, payment, performance or enforcement of Guarantor's obligations and liabilities under this Guaranty unless and until the Guaranteed Obligations are paid in full and the Guaranteed Party is under no obligation to extend any further credit to Borrower under the Loan Agreement.

     7. Guarantor Due Diligence and Benefit. Guarantor is fully aware of the financial condition, assets and prospects of the Borrower, and Guarantor is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation thereof and in no part upon any representation, warranty or statement of the Guaranteed Party with respect to the Borrower's financial condition, assets or prospects. Guarantor is in a position to and hereby assumes full responsibility for obtaining any and all information concerning the Borrower's financial condition, assets and prospects as Guarantor may now or hereafter deem material to Guarantor's decision to enter into and become liable under this Guaranty and Guarantor is not relying upon, nor does Guarantor expect the Guaranteed Party to furnish Guarantor with any information which may be now or hereafter in the Guaranteed Party's possession concerning the Borrower's financial condition, assets or prospects. Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of guaranty, which risks Guarantor understands may include, without limitation, the possibility that the Borrower may incur additional indebtedness to the
Guaranteed Party for which Guarantor may be liable hereunder after the Borrower's financial condition or means or ability to pay its lawful debts when they fall due has deteriorated. Guarantor further acknowledges and agrees that any credit or other financial accommodations now or hereafter extended by the Guaranteed Party to the Borrower and any and all forbearances with respect to the Borrower or its assets which the Guaranteed Party may now or hereafter grant are and will be of direct interest, benefit and advantage to Guarantor.

     8. Application of Payment. Guarantor irrevocably waives the right to direct the application of any and all payments and collections at any time hereafter received by the Guaranteed Party from or on behalf of the Borrower, any guarantor of the Guaranteed Obligations or otherwise with respect to any of the Guaranteed Obligations and Guarantor does hereby irrevocably agree that the Guaranteed Party shall have the continuing exclusive right to apply and re-apply any and all such payments and collections received at any time hereafter by the Guaranteed Party against the Guaranteed Obligations in such manner and order as the Guaranteed Party may deem advisable, notwithstanding any contrary entry by the Guaranteed Party upon any of its books and records.

     9. Automatic Acceleration of Guaranty. Upon the occurrence of any Event of Default described in Section 7.6 or 7.7 of the Loan Agreement, all of the Guaranteed Obligations shall be deemed immediately due and payable, without notice or demand of any kind by the Guaranteed Party, and Guarantor agrees immediately to pay the Guaranteed Obligations in full, irrespective of whether any or all of the Guaranteed Obligations can then be accelerated against the Borrower and irrespective of any right which the Borrower then may have under any bankruptcy, receivership or insolvency laws.

     10. Notices to Guarantor. All notices, demands and other communications hereunder or under any of the other Loan Documents by the Guaranteed Party to Guarantor shall be effective (i) if given by mail within the United States of America, three (3) days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed to Guarantor at the Guarantor's address set forth beneath its signature hereon, or (ii) if given by any other means, when delivered at the address of the party to whom such notice is being delivered. Guarantor may designate a different address for Guarantor's receipt of such notices or other communications but no such change shall be effective unless and until the Guaranteed Party actually receives written notice thereof from Guarantor.

     11. Collection Costs. Guarantor shall be liable to the Guaranteed Party for, and shall pay to the Guaranteed Party on demand, all costs (including without limitation attorneys' fees and expenses) incurred by the Guaranteed
Party in enforcing performance of or collecting any payments due under this Guaranty.

     12. Assignment and Transfer. This Guaranty shall be binding upon Guarantor and Guarantor's successors and permitted assigns and shall inure to the benefit of and be enforceable by the Guaranteed Party and its successors and assigns. Without limiting the generality of the preceding sentence, the Guaranteed Party may assign or grant participations in all or any part of the Guaranteed Obligations, whereupon such assignee or participant shall become entitled to all of the rights in respect thereof granted to the Guaranteed Party herein.

     13. Governing Law. This guaranty shall be governed by the internal laws of the State of Georgia (without giving effect to its conflicts of law rules).

     14.  Subordination  of  the  Borrower's  Obligations  to  Guarantor.  As an
independent covenant, and subject to the terms and conditions of the Loan Agreement, Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Party that all present or future indebtedness, obligations and liabilities of the Borrower to Guarantor of whatsoever description (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations of the Borrower to the Guaranteed Party (collectively, the "Senior Claims"), effective upon the occurrence of an Event of Default under the Loan Agreement. If an Event of Default under the Loan

Agreement shall occur or be caused thereby, then, unless and until such Event of Default shall have been cured or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by set-off or otherwise) shall be made by the Borrower to Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by set-off or otherwise) shall be made to Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. For the purposes of the previous sentence, a "Proceeding" shall occur if the Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, have entered against or in favor of it an order for relief under the Bankruptcy Code or similar law of any other jurisdiction, generally fail to pay its debts as they come due (either as to number or amount), admit in writing its inability to pay its debts generally as they mature, make a voluntary assignment for the benefit of creditors, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver of, or trustee or custodian (as defined in the Bankruptcy Code) for itself, or any substantial part of its property, or a trustee or a receiver shall be appointed for the Borrower or for a substantial part of the property of the Borrower, or a petition under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (whether now or hereafter in effect) shall be filed against the Borrower. In the event any direct or indirect payment or distribution is made to Guarantor in contravention of this Section, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Party and shall be immediately paid over to the Guaranteed Party for application against the Guaranteed Obligations. Guarantor agrees to execute such additional documents as the Guaranteed Party may reasonably request to evidence the subordination provided for in this Section.

     15. Set-off. To the extent not prohibited by law, the Guarantor hereby grants to the Guaranteed Party a security interest in and security title to and hereby assigns, pledges, transfers and conveys to the Guaranteed Party any balance or deposit accounts of the Guarantor with the Guaranteed Party, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes or other items deposited for collection or presented for payment by the Guarantor with the Guaranteed Party exclusive of any such property in the possession or control of the Guaranteed Party as a fiduciary other than as agent, and the Guaranteed Party may at any time during the existence of any Event of Default (as defined in the Loan Agreement), without demand or notice, apply and appropriate any of such to the payment of any of the Guaranteed Obligations, whether or not then due.

     16. Miscellaneous. (a) This Guaranty constitutes the sole and entire agreement between Guarantor and the Guaranteed Party with respect to the subject matter hereof and supersedes and replaces any and all prior agreements, understandings, negotiations or correspondence between them with respect thereto, including without limitation any and all prior guaranty agreements executed by Guarantor in favor of the Guaranteed Party with respect to any or all of the Guaranteed Obligations.

     (b) Time is of the essence of this Guaranty.

     (c) Words importing the singular number hereunder shall include the plural number and vice versa and any pronouns used herein shall be deemed to cover all genders. The term "person" as used herein means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).

     (d) Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (e) No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective or binding upon the Guaranteed Party unless the Guaranteed Party shall first have given written consent thereto. Any such amendment, waiver or consent which is so granted by the Guaranteed Party shall apply only to the specific occasion which is the subject of such amendment, waiver or consent and shall not apply to the occurrence of the same or any similar event on any future occasion. No failure on the part of the Guaranteed Party to exercise, and no delay by the Guaranteed Party in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right by the Guaranteed Party. No notice to or demand on any Guarantor in any case by the Guaranteed Party hereunder shall entitle Guarantor to any further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Guaranteed Party to take any other or future action in any circumstances without notice or demand. The remedies provided to the Guaranteed Party in this Guaranty are cumulative and not exclusive of any other remedies provided by law.

     (f) This Guaranty may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

     (g) All Section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of the provisions of this Guaranty.

     17. Jury Trial Waiver; Consent to Jurisdiction and Venue. GUARANTOR HEREBY WAIVES ANY RIGHT GUARANTOR MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST GUARANTOR, THE GUARANTEED PARTY OR THE BORROWER CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS. IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY THE GUARANTEED PARTY, GUARANTOR HEREBY EXPRESSLY AGREES, CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, WITH RESPECT TO SUCH SUIT OR LEGAL ACTION, AND GUARANTOR ALSO
EXPRESSLY CONSENTS AND SUBMITS TO AND AGREES THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURTS AND GUARANTOR HEREBY EXPRESSLY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE OF SAID COURTS. THE JURISDICTION AND VENUE OF THE COURTS CONSENTED AND SUBMITTED TO AND AGREED UPON IN THIS SECTION ARE NOT EXCLUSIVE BUT ARE CUMULATIVE AND IN ADDITION TO THE JURISDICTION AND VENUE OF ANY OTHER COURT UNDER ANY APPLICABLE LAW OR IN EQUITY.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.

                             ----------------------------------------------

                          By:
                             ----------------------------------------------

                          Name:
                               --------------------------------------------

                          Title:
                                -------------------------------------------

                          Address:
                                  -----------------------------------------

                          Attn:
                               --------------------------------------------



SECTION 14 OF THE FOREGOING
GUARANTY ACKNOWLEDGED AND
AGREED TO:

IMMUCOR, INC.


By:
   -------------------------------------------------------------
Name:
     -----------------------------------------------------------
Title:
      ----------------------------------------------------------

                                   EXHIBIT D-2

                             STOCK PLEDGE AGREEMENT

     THIS AGREEMENT, dated as of __________________ made by IMMUCOR, INC., a Georgia corporation (the "Pledgor"), to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                              W I T N E S S E T H :

     WHEREAS, pursuant to and subject to the terms and conditions set forth in, that certain Loan Agreement dated as of February __,2001 among Pledgor, Dominion Biologicals Limited, the successor by amalgamation to 300524 Nova Scotia Limited and itself a corporation incorporated under the laws of Canada ("Canadian Borrower"), and Immucor Medizinische Diagnostik GmbH, a corporation incorporated under the laws of the Federal Republic of Germany ("German Borrower"; Pledgor, Canadian Borrower and German Borrower, individually and collectively, "Borrower") and Lender, which constitutes an amendment and restatement of that certain Loan Agreement dated as of October 27, 1998, between Pledgor and Lender, as amended (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement;" capitalized terms used herein and not otherwise defined are used herein with the meanings ascribed to such terms in the Loan Agreement), the Lender has committed to make certain Loans available to the Borrower, as described therein; and

     WHEREAS, it is a condition precedent to the Lender's obligation to make, or continue to make, Loans available to the Borrower under the Loan Agreement that the Pledgor execute and deliver this Agreement to the Lender; and

     WHEREAS, the Pledgor desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph;:

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make or continue to make the Loans available to the Borrower under the Loan Agreement, the Pledgor hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

     1. SECURITY FOR OBLIGATIONS, ETC. This Agreement is for the benefit of the Lender to secure the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of (i) all of the Loans and the other Obligations of the Borrower to the Lender (whether now existing or hereafter arising, whether for principal, interest, fees, expenses or otherwise, and including without limitation interest which, but for the filing by or against the Borrower of a petition in bankruptcy, would accrue on the Obligations of the Borrower now or hereafter existing under the Loan Agreement, any Note, this Agreement or any of the other Loan Documents), and (ii) all costs and expenses incurred by the Lender in connection with the exercise of its rights and remedies hereunder (including attorneys' fees) (all such obligations collectively being herein called the "Secured Obligations").

     2. PLEDGED STOCK.

     2.1 Pledged Stock. As used herein, the term "Pledged Stock" shall mean ________ percent (__%) of all shares of the outstanding capital stock or other equity interests of each of the Subsidiaries of Pledgor listed on Schedule 1 attached hereto (each, a "Company" and collectively, the "Companies"), of any class that the Pledgor may now or hereafter own, control or hold, which stock as of this date is described on Schedule I attached hereto.

     2.2 Pledgor's Representations and Warranties. The Pledgor represents and warrants to the Lender that on the date hereof (a) the Pledged Stock owned by Pledgor consists of the capital stock of each of the Companies shown on Schedule I attached hereto, (b) Pledgor is the holder of record and beneficial owner of such Pledged Stock, and (c) such Pledged Stock constitutes all of the issued and outstanding capital stock of each Company owned as of such date by Pledgor.

     3. PLEDGE OF SECURITIES; ETC.

     3.1 Pledge. Subject to the terms and conditions hereof, and in order to secure the Secured Obligations, the Pledgor hereby pledges to the Lender all of its rights, titles and interests in and to the Pledged Stock, together with (i) subject to the rights of the Pledgor set forth in Section 5, all dividends
(whether in cash, stock, warrants, options, or other securities), cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock, and (ii) all cash and non-cash proceeds of the foregoing, and the Pledgor hereby grants to the Lender a present and continuing security interest in, and hereby assigns, transfers, hypothecates and sets over to the Lender, all of Pledgor's rights, titles and interests in and to the Pledged Stock (and in and to the certificates or instruments evidencing the items described in clauses (i) and (ii) above) to be held by the Lender, upon the terms and conditions set forth in this Agreement. The Pledgor agrees to deliver to the Lender on the date hereof the certificates representing the Pledged Stock accompanied by undated stock powers duly executed in blank by the Pledgor and all certificates and instruments evidencing the items described in clauses (i) and (ii) above promptly upon Pledgor's receipt thereof.

     3.2 Definition of Pledged Securities and Collateral. The Pledged Stock and all items described in clause (i) of Section 3.1 are hereinafter collectively called the "Pledged Securities", and the Pledged Securities, together with all other securities and moneys received and at the time held by the Lender hereunder and any cash or non-cash proceeds of any of the foregoing, are hereinafter collectively called the "Collateral".

     4. VOTING; ETC. Unless an Event of Default (such term to mean an Event of Default as defined herein) shall have occurred and be continuing and the Lender has elected to exercise its rights and remedies under Section 6, the Pledgor shall be entitled to vote any and all of the Pledged Securities and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Loan Agreement, or any other Loan Document. All such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease during the continuation of an Event of Default upon Pledgor's receipt of written notice from the Lender that an Event of Default has occurred and that Lender has elected to exercise its rights and remedies under Section 6 below,

     5. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing or be caused thereby, all cash dividends payable in respect of the Pledged Securities shall be paid to the Pledgor as its interests may appear. The Lender shall be entitled to receive directly, and to retain as part of the Collateral:

     (a) all other or additional stock or securities paid or distributed by way of dividend in respect of any of the Pledged Securities;

     (b) all other or additional stock or other securities paid or distributed in respect of any of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

     (c) all other or additional stock or other securities which may be paid in respect of any of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

     6. EVENTS OF DEFAULT.

     6.1 Definition of Events of Default. Any of the following specified events shall constitute Events of Default under this Agreement:

     (a) the occurrence of any Event of Default under (and as defined in) the Loan Agreement;

     (b) any representation, warranty or statement made or deemed to be made by Pledgor under or in connection with this Agreement shall have been false or misleading in any material respect when made or deemed to be made; or

     (c) Pledgor shall fail to observe or perform any covenant or agreement set forth in this Agreement.

     6.2 Remedies. In case an Event of Default shall have occurred and be continuing, the Lender shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by law and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code as in effect on such date in any applicable jurisdiction at that time for the protection and enforcement of its rights in respect of the Collateral), and the Lender shall be entitled, without limitation, to exercise the following rights:

     (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 5 to the Pledgor and to enforce the payment of the Pledged Securities and to exercise any and all of the rights, powers, and remedies of the Pledgor thereunder;

     (b) to transfer all or any part of the Collateral into the Lender's name or the name of its nominee or nominees;

     (c) to vote all or any part of the Collateral (whether or not transferred into the name of the Lender) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

     (d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Lender's offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or option to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Lender in its reasonable discretion may determine. The Pledgor agrees that to the extent that notice of sale shall be required by any applicable law that ten
(10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Lender may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto;

     (e) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

     (f) to execute all contracts, agreements, documents and instruments to bring, defend and abandon all such actions, suits and proceedings and to take all other actions in relation to all or any part of the Collateral as the Lender in its reasonable discretion may determine;

     (g) to appoint managers, agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 6.2 and to dismiss the same, all as the Lender in its reasonable discretion may determine; and

     (h) generally, to take all such other action as the Lender reasonably may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 6.2 and which the Lender may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

     7. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Lender provided for in this Agreement or any other Loan Document now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Lender of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

     8. APPLICATION OF PROCEEDS. All moneys collected by the Lender upon any sale, collection or other disposition of any of the Collateral, together with all other moneys received by the Lender hereunder, shall be applied as follows:

          First, to the payment of the reasonable costs and expenses of such sale, collection or other realization, including, without limitation, reasonable attorneys' fees and all other reasonable expenses, liabilities and advances made or incurred by the Lender in connection therewith;

          Second, to the payment of the Secured Obligations then due; and

          Third, after payment in full of all Secured Obligations then due, to the Pledgor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct any surplus then remaining from such proceeds.

     9. PURCHASERS OF COLLATERAL. Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication or nonapplication thereof.

     10. INDEMNITY. The Pledgor shall: (i) whether or not the transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of the Lender incurred after the date hereof in connection with the administration of this Agreement (including advice of counsel as to the rights and duties of the Lender with respect thereto) and all out-of-pocket costs and expenses of the Lender incurred in connection with the preservation of rights under, and enforcement of, and the renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the fees and disbursements of counsel for the Lender), (ii) pay and hold the Lender harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies, and (iii) indemnify the Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding arising out of this Agreement, the Lender's holding or administration of the Collateral or any transaction contemplated hereby, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Pledgor shall not be responsible to the Lender or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any costs, losses, claims, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct. The Pledgor's obligations under this Section 10 shall survive any termination of this Agreement.

     11. FURTHER ASSURANCES. The Pledgor agrees that the Pledgor will do such acts and things and promptly execute and deliver to the Lender such additional conveyances, assignments, agreements and instruments as the Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Lender its fights, powers and remedies hereunder.

     12. STANDARD OF CARE. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     13. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that (i) it is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Stock described in Section 2 hereof, subject to no Lien whatsoever, except Permitted Encumbrances, (ii) the Pledgor has full power, authority and legal right to pledge all the Pledged Securities and the other Collateral pursuant to this Agreement, (iii) no consent of any other party (including, without limitation, any other creditor of the Pledgor) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, including, without limitation, the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally), (iv) all shares of Pledged Stock have been duly and validly issued, are fully paid and nonassessable, and (v) the pledge and delivery of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Securities subject only to Permitted Encumbrances, and the proceeds thereof, which security interest is not subject to any prior Lien or any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Pledged Securities.

     14. COVENANTS OF THE PLEDGOR. The Pledgor covenants and agrees that (i) the Pledgor will assist each Company in defending the Lender's right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever, (ii) the Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Lender as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Lender, and (iii) the Pledgor will not, with respect to any Collateral, without the prior written consent of the Lender enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

     15. NOTICES, ETC. All notices and other communications hereunder to Lender or Pledgor shall be given in the manner specified in Section 9.9 of the Loan Agreement.

     16. POWER OF ATTORNEY. The Pledgor hereby absolutely and irrevocably constitutes and appoints the Lender to be Pledgor's true and lawful agent and attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, with full power of substitution, in the name of Pledgor:
(a) to execute and do all such assurances, acts and things which Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Lender may, in its reasonable discretion, determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Lender under this Agreement; and (c) generally, in the name of Pledgor exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Lender by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any instrument or document of conveyance, agreement, or act as the Lender reasonably may deem proper in or for the purpose of exercising any such powers, authorities or discretions. The Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Lender shall do or purport to do in the exercise of the power of attorney granted to the Lender by Pledgor pursuant to this Section, which power of attorney, being given for security, is irrevocable.

     17. TERMINATION. This Agreement shall terminate upon the date on which all Obligations are paid in full and Lender is no longer under any obligation to extend any further credit to Borrower under the Loan Agreement and all of Lender's rights, titles and interests in and to the Collateral hereunder shall automatically be terminated and released on such date.

     18. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the respective heirs, legal representatives, successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Lender and its successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. Pledgor waives acceptance and notice of acceptance of this Agreement by Lender.

     19. GOVERNING LAW. This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Georgia applicable to contracts made in such state.

     20. ENTIRE AGREEMENT. This Agreement, together with all instruments, certificates and documents executed or delivered by the parties in connection herewith or with reference hereto, embodies the entire understanding and agreement between the parties hereto with respect to the Collateral and supersedes all prior agreements, understandings and inducements, whether express or implied, or oral or written.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

                                IMMUCOR, INC.


                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------


                                   SCHEDULE I
                                       to
                             STOCK PLEDGE AGREEMENT
                          Dated as of February __, 2001

                                  Pledged Stock

                                                             Percentage of
   Issuer      Class of Stock      Number of Shares      Shares of Such Class



 ------------  -----------------   -------------------    --------------------

 ------------  -----------------   -------------------    --------------------

                                    EXHIBIT F

                            CERTIFICATE OF NO DEFAULT

     The undersigned, being the Chief Financial Officer of IMMUCOR, INC., a Georgia corporation ("Borrower"), and in such capacity being familiar with the matters set forth herein and duly authorized and empowered to issue this Certificate for and on behalf of Borrower, does hereby certify to WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), in connection with and pursuant to that certain Loan Agreement, dated as of February __, 2001, among Borrower, certain of Borrower's Subsidiaries and Lender (herein, as it may be amended to date, called the "Loan Agreement"; capitalized terms used herein, without definition, having the meaning given to such terms in the Loan Agreement) that, as of the date of this Certificate, (i) there exists no Event of Default or Default Condition, and
(ii) without limiting the generality of the foregoing, Borrower is in compliance with all financial covenants set forth in Article 6 of the Loan Agreement, as demonstrated by the computations set forth on Schedule 1 attached hereto.

         WITNESS my hand as of ____ __, ____.


                                ______________________________________________

                                ____________, Chief Financial Officer of
                                                Immucor, Inc.

                                    EXHIBIT G

                             SECRETARY'S CERTIFICATE

                                   (Borrower)

     I hereby certify that I am the duly elected, qualified and serving Secretary or Assistant Secretary of _______________, a _______________ ("Borrower"); that Borrower is a corporation organized and existing under the laws of such jurisdiction, having its registered office and registered agent in such jurisdiction, that the following copy is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors or other governing body of Borrower, or by written consent in lieu of a meeting of the Board of Directors or other governing party of Borrower on or prior to the date of this Certificate, at which a quorum was present and acting throughout; that said meeting or action by written consent was duly authorized by the articles or certificate of incorporation and the bylaws, or other organizational documents, of said corporation; that true, correct and complete copies of the articles or certificate of incorporation and the by-laws or other organizational documents of said corporation as in effect on this date are attached hereto as Exhibit 1 and Exhibit 2, respectively; that the actions taken at such meeting or pursuant to such written consent and reflected in said resolutions are authorized by the articles or certificate of incorporation and the by-laws or other organizational documents of Borrower; that said resolutions are now in full force and effect and have not been modified or amended; that on the date hereof the persons named below hold the offices of the Borrower indicated below; and that the following are the genuine signatures of said officers:

Name                                 Title            Signature

___________________________      President        _____________________________

___________________________    Vice President     _____________________________

___________________________      Secretary        _____________________________

___________________________  Assistant Secretary  _____________________________


     "RESOLVED that this corporation enter into, deliver and perform a certain loan agreement with Wachovia Bank, National Association ("Lender"), providing generally for the [extensions of certain lines of credit to this corporation in the maximum aggregate principal amount of $9,000,000, certain term loans to this corporation in the aggregate principal amount of $26,000,000 and a certain term loan to this corporation in the amount of 2,499,075 Cn$] [extension of a line of credit to this corporation in the maximum principal amount of 6,2000,000 Cn$] [extension of a line of credit to this corporation in the maximum principal amount of 5,400,000 DM];

     RESOLVED FURTHER, that pursuant to such loan agreement or a separate guaranty this corporation guaranty all of the obligations of its subsidiaries, Immucor Medizinische Diagnostik GmbH and Dominion Biologicals Limited, to Lender, whether presently existing or hereafter arising;

     RESOLVED FURTHER, that this corporation secure its obligations in respect of such loan agreement and guaranties by granting to Lender security interests in all, or substantially all, of its assets, including, without limitation, the stock of all subsidiaries owned by it;

     RESOLVED FURTHER, that the President or any Vice President of this corporation be and each such officer is hereby authorized to execute and deliver said agreement, any notes, security agreements, pledge agreements and other agreements or documents which said Lender may require, and to consent and agree to any and all terms to each and every one thereof;

     RESOLVED FURTHER, that the execution and delivery of any writings or the taking of any other actions in connection with the foregoing by the President or any Vice President of this corporation be and the same is hereby ratified as the act and deed of this corporation; and

     RESOLVED, FURTHER, that the Secretary or any Assistant Secretary of this corporation be and such officer is hereby authorized to affix the seal (if any) of said corporation to any writings executed by the President or any Vice President of this corporation in connection with the foregoing, and to attest the same, but such affixing and attestation are not required to evidence the same as the act and deed of this corporation."

     So certified to as of February __, 2001.

CORPORATE SEAL)
                        --------------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

     I,  _____________________,  ___________________  of ________,  a __________
_____________  do certify  that  ______________________  is the duly elected and qualified Secretary or Assistant Secretary (as indicated above) of said corporation as of the date hereof and the keeper of the records and minutes of the meetings of the Board of Directors of said corporation.

So certified to as of February __ 2001.


                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

                                    EXHIBIT H

                             SECRETARY'S CERTIFICATE

                                   (Guarantor)

     I hereby certify that I am the duly elected, qualified and serving Secretary or Assistant Secretary of _______________________, a ________________
corporation ("Company"); that Company is a corporation organized and existing under the laws of the State of its incorporation, having its registered office and registered agent in such state; that the following copy is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of the Company, or by written consent in lieu of a meeting of the Board of Directors of the Company on or prior to the date of this Certificate, at which a quorum was present and acting throughout; that said meeting or action by written consent was duly authorized by the articles or certificate of incorporation and by-laws of the Company; that true, correct and complete copies of the articles or certificate of incorporation and the by-laws of said corporation as in effect on this date are attached hereto as Exhibit 1 and Exhibit 2; respectively; that the actions taken at such meeting or pursuant to such written consent and reflected in said resolutions are authorized by the articles or certificate of incorporation and the by-laws of Company; that said resolutions are now in full force and effect and have not been modified or amended; that on the date hereof the persons named below hold the offices of the Company indicated below; and that the following are the genuine signatures of said officers:

Name                                 Title            Signature

___________________________      President        _____________________________

___________________________    Vice President     _____________________________

___________________________      Secretary        _____________________________

___________________________  Assistant Secretary  _____________________________


     "RESOLVED, that this Company enter into, deliver and perform a certain guaranty agreement, or reaffirmation of any existing guaranty, in favor of Wachovia Bank, National Association (the "Lender"), providing generally for the guaranty of all liabilities and obligations of Immucor, Inc. ("U.S. Borrower"), Dominion Biologicals, Ltd. ("Canadian Borrower") and Immucor Medizinische Diagnostik GmbH ("German Borrower"; U.S. Borrower, Canadian Borrower and German Borrower, collectively, "Borrower") to Lender now in existence or hereafter created, including without limitation, under extensions of certain lines of credit to the U.S. Borrower in the maximum aggregate principal amount of $9,000,000, certain term loans to the U.S. Borrower in the aggregate principal amount of $26,000,000, a certain term loan to the U.S. Borrower in the amounts of 2,499,075 Cn$, a line of credit to the Canadian Borrower in the maximum principal amount of $6,200,000 Cn$ and a line of credit to the German Borrower in the maximum principal amount of 5,400,000 DM;

     RESOLVED FURTHER, that this corporation secure its obligations in respect of such guaranty by granting to Lender security interests in all, or substantially all, of its assets, including, without limitation, the stock of all subsidiaries owned by it;

     RESOLVED FURTHER, that the President or any Vice President of this Company be and each such person is hereby authorized to execute and deliver said guaranty agreement and any other agreements or documents which said Lender may require, and to consent and agree to any and all terms to each and every one thereof;

     RESOLVED FURTHER, that the execution and delivery of any writings or the taking of any other actions in connection with the foregoing by the President or any Vice President of this Company be and the same is hereby ratified as the act and deed of this Company, and

     RESOLVED FURTHER, that the Secretary or Assistant Secretary of this Company be and such officer is hereby authorized to affix the seal (if any) of said Company to any writings executed by the President or any Vice President of the Company in connection with the foregoing, and to attest the same, but such affixing and attestation are not required to evidence the same as the act and deed of this Company."

     So certified to as of February __,2001.

(CORPORATE SEAL)
                         -------------------------------------------------------
                         Name:
                             ---------------------------------------------------
                         Title:
                              --------------------------------------------------

     I,  _____________________,  ___________________  of  a  [_________________]
_____________  corporation,  do certify that  ______________________ is the duly elected and qualified Secretary or Assistant Secretary (as indicated above) of said Company as of the date hereof, and the keeper of the records and minutes of the meetings of the Board of Directors of said Company.

     So certified to as of February __ 2001.

                         Name:
                             ---------------------------------------------------
                         Title:
                              --------------------------------------------------

                                   EXHIBIT I

                              SOLVENCY CERTIFICATE

     This Certificate is delivered in connection with the Loan Agreement (the "Loan Agreement"), dated as of February 23, 2001, among WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), a national banking association, IMMUCOR, INC., a Georgia corporation ("U.S. Borrower"), DOMINION BIOLOGICALS LIMITED, the successor by amalgamation to 3000524 Nova Scotia Limited and itself a corporation incorporated under the laws of Canada ("Canadian Borrower"), and IMMUCOR MEDIZINISCHE DIAGNOSTIK GMBH, a corporation incorporated under the laws of the Federal Republic of Germany ("German Borrower"; U.S. Borrower, Canadian Borrower and German Borrower, individually and collectively, "Borrower"). All capitalized terms used in this Certificate which are defined in the Loan Agreement are used in this Certificate with the same meanings as provided in the Loan Agreement.

     I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the U.S. Borrower, to the Lender as follows:

          1. I am the duly qualified and acting Chief Financial Officer of the U.S. Borrower, and in such capacity I am familiar with the financial affairs of Borrower. I was responsible for and acted on behalf of Borrower in connection with the negotiation and signing of the Loan Agreement and the other Loan Documents and in furnishing information to the Lender and its representatives in connection therewith. I understand that such information will be used by the Lender in determining whether to enter into the Loan Agreement on this date. I also understand that the delivery of such information will also be a condition precedent to the Lender's obligation to make Loans under the Loan Agreement and that the Lender will rely on the truth and accuracy of such information in connection with extensions of credit from time to time to Borrower pursuant to the Loan Agreement.

          2. I have reviewed the contents of this Certificate, and I have conferred with counsel and accountants for the U.S. Borrower for the purpose of discussing the meaning of its contents, and I have consulted with other officers, employees, representatives, advisers and agents of Borrower and its Subsidiaries with respect to providing this certification. I have made such other investigations and inquiries as I have deemed necessary or prudent.

          3. Borrower is not now insolvent nor will Borrower's incurrence of all debt under the Loan Agreement render Borrower "insolvent." "Insolvent" as used herein means that the sum of Borrower's assets, at their fair valuation and based on their present fair saleable value, is less than its debts, including contingent liabilities. As used herein, the term "debt" means any liability on a claim, and "claim" as used herein means (i) the right to payment, whether or not such right is reduced to judgment or is liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment or is fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In reaching the foregoing conclusion, I have also taken into consideration the probable liabilities, contingent or otherwise, of Borrower to its creditors after giving effect to the transactions contemplated by the Acquisition and the Loan Agreement.

          4. After the incurrence of its obligations under the Loan Agreement, Borrower will not have incurred debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower) and the cash available to Borrower, after taking into account all other anticipated uses of the cash of Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of the debts of Borrower when such amounts are required to be paid.

          5. After the incurrence of its obligations under the Loan Agreement, Borrower will have sufficient capital with which to conduct its present or proposed business, and the property of Borrower does not constitute unreasonably small capital with which to conduct its present or proposed business.

          6. Borrower is not entering into the arrangements contemplated by the Loan Agreement or intending to make any transfer of property or incur any obligations thereunder with the actual intent to hinder, delay or defraud either present or future creditors of Borrower.

          I represent the foregoing information to be true and correct to my best knowledge and belief and execute this Certificate, in my representative capacity on behalf of Borrower, as of this ___ day of , __________, ______.


                                _____________________________________________

                                ______________, Chief Financial Officer of
                                Immucor, Inc.

                                    EXHIBIT J

                           FORM OF OPINION OF COUNSEL



                                February __, 2001



Wachovia Bank, National Association
191 Peachtree Street
Atlanta, Georgia 30303

Ladies and Gentlemen:

     We have acted as special counsel to Immucor, Inc., a Georgia corporation ("U.S. Borrower"), Dominion Biologicals, Ltd., the successor by amalgamation to 300524 Nova Scotia Limited and itself a corporation incorporated under the laws of Canada ("Canadian Borrower"), and Immucor Medizinische Diagnostik, GmbH, a corporation incorporated under the laws of the Federal Republic of Germany ("German Borrower"; U.S. Borrower, Canadian Borrower and German Borrower, individually and collectively, "Borrower") in connection with that certain Loan Agreement dated as of even date herewith (the "Loan Agreement") between Borrower and Wachovia Bank, National Association ("Lender"). In that regard, we have also acted as counsel to BCA Acquisition Corporation ("BCA"), Gamma Biologicals, Inc., a Texas corporation ("Gamma") and Gamma Biologicals International, Inc., a U.S. Virgin Islands corporation ("Gamma International"; BCA, Gamma and Gamma International, collectively, "Guarantor"; Borrower and Guarantor, collectively, the "Credit Parties"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement. This opinion is delivered to you at Borrower's request pursuant to the Loan Agreement. In rendering the opinions set forth herein, we have examined the following documents (items (iii) through (vii) below are herein collectively called the "Transaction Documents"):

               (i) the Credit Parties' respective articles or certificates of incorporation and bylaws or equivalent organizational documents;

               (ii) resolutions of the respective boards of directors of the Credit Parties with respect to the transactions referred to herein;

               (iii) the Loan Agreement;

               (iv)  the  Guaranty   Agreement   executed  by   Guarantor   (the
          "Guaranty");

               (v) the Notes;

               (vi) the Stock Pledge Agreement; and

               (vii) the Security Agreement;

               (viii) such other agreements, instruments and documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

     Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Credit Parties and we have made such inquiries of officers and representatives of the Credit Parties as we have deemed relevant or necessary, as the basis for the opinions set forth herein.

     In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine (other than Persons signing on behalf of the Credit Parties), all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following: (a) the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein;

     (b) all parties to the documents reviewed by us (other than the Credit Parties) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform their duties under such documents and all such documents have been duly authorized, executed and delivered by such parties; and

     (c) the proceeds of the initial Loans have been disbursed in whole or in part and each Transaction Document constitutes the legal, valid and binding obligation of each party thereto (other than the Credit Parties) enforceable against such party in accordance with its terms.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular attorneys in the firm who have represented the Credit Parties during the course of our representation of the Credit Parties in connection with the Transaction Documents. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

     1. Each of the Credit Parties is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth above. Each of the Credit Parties has the requisite corporate power and authority to own and operate its properties, to lease any properties it operates under lease, to conduct its business as presently conducted and to execute and deliver each of the Transaction Documents to which it is a party.

     2. The execution, delivery and performance of each of the Transaction Documents to which each of the Credit Parties is a party have been duly authorized by such Credit Party, and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

     3. Assuming the proceeds of the Loans are used in accordance with the Loan Agreement, neither the execution and delivery by each of the Credit Parties of the Transaction Documents to which it is a party, nor the consummation by each of the Credit Parties of the transactions contemplated thereby: (i) violates any provision of the Credit Parties' respective articles or certificates of incorporation or bylaws; (ii) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to
us) applicable to any Credit Party; (iii) to our knowledge, results in the breach of, or constitutes a default under, or requires any consent under, any indenture, mortgage or other agreement to which any Credit Party is a party or by which any Credit Party or any of its properties are bound; (iv) to our knowledge, results in the creation or imposition of any lien upon any of the property of any Credit Party under any indenture, mortgage or other agreement described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with, any governmental authority other than (a) those which have been obtained, and (b) any consents, approvals or filings required in connection with the exercise by the Lender of certain remedies under the Transaction Documents to the extent required pursuant to the terms thereof.

     4. To our knowledge, except as disclosed in the Transaction Documents or the disclosure schedules thereto, there are no judgments outstanding against any Credit Party which seek to enjoin or restrict the consummation of the Acquisition or any part thereof or which, if adversely determined, could reasonably be expected to have a material adverse effect on the Credit Parties' consolidated financial condition or business. We have not been retained to represent any Credit Party with respect to any pending or threatened litigation, other than matters disclosed in the Transaction Documents or the disclosure schedules attached thereto.

     5. None of the Credit Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company. None of the Credit Parties is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6. Assuming that the proceeds of the Loans are used in accordance with the Loan Agreement, the making of the Loans will not violate or result in a violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

     7. The interest rates applicable to the obligations of Borrower under the Loan Agreement and the Notes do not violate any interest or usury law of the State of Georgia.

     8. Pursuant to the Stock Pledge Agreement, Lender has been granted a valid security interest in the shares of stock of [each Credit Party] pledged thereunder which security interest has been perfected by the delivery to Lender of the certificates evidencing such pledged shares.

     9. Pursuant to the Security Agreement, Lender has been granted a valid security interest in the "Collateral" (as defined therein) which security interest, as to that portion of the Collateral consisting of property in which under the Uniform Commercial Code, as in effect in the States of Georgia, Texas and the U.S. Virgin Islands, a security interest may be perfected by the filing of a financing statement, such security interest has been perfected by the filing of financing statements in the offices identified on Annex I hereto.

     The opinions expressed herein are based upon and are limited to the laws of the State of Georgia, the Texas Business Corporation Act, the laws of the U.S. Virgin Islands (as to which with your permission, we have relied on the opinion of _______________________, a copy of which is attached hereto), the laws of the Republic of Germany (as to which, with your permission, we have relied on the opinion of _________________, a copy of which is attached hereto), and the laws of Canada (as to which, with your permission, we have relied on the opinion, of _______________________), and any applicable federal laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction.

     Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

     This opinion is solely for the benefit of the Lender in connection with the execution and delivery of the Loan Agreement. This opinion may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                   Very truly yours,

                                     ANNEX I

                       FINANCING STATEMENTS FILING OFFICES

1.       Clerk of Superior Court of Gwinnett County, Georgia

2.       Secretary of State of Texas

3.       Office of the Lieutenant Governor of U.S. Virgin Islands

                                    EXHIBIT K

                          TELEPHONE INSTRUCTION LETTER



                                February __, 2001

Wachovia Bank, National Association
191 Peachtree Street, N.E.
Atlanta, Georgia 30303

Ladies and Gentlemen:

     Please refer to that certain Loan Agreement, dated as of _________________, __________ between you and us ("Loan Agreement").

     From any Advances under the ____________ Line of Credit which you make to us under the Loan Agreement, we hereby authorize and direct you to make disbursement from time to time for our account to our bank account number _______________________ maintained with __________ __________________________ of
______________________________,   _________________,   _________________________
upon receipt of telephone instructions from any of the following persons or their respective designees:

                      Name                         Title

            ___________________________ _____________________________

            ___________________________ _____________________________

            ___________________________ _____________________________


     You shall have no liability to us whatsoever for acting upon any such telephone instruction which you, in good faith, believe was given by any of the above designated persons or their respective designees and you shall have no duty to inquire as to the propriety of any disbursement.

     You shall have the right to accept the telephone instructions of any of the above designated persons or their respective designees unless and until actual receipt by you from us of written notice of termination of the authority of any such designated persons. We may change persons designated to give you telephone instructions only by delivering to you written notice of such change.

                                   EXHIBIT L

                       Form of Borrowing Base Certificate



                                 [See attached]